                                                                     EXHIBIT 4.1





                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT


--------------------------------------------------------------------------------

                           INLAND PRODUCTION COMPANY,

                                  as Borrower,

                             INLAND RESOURCES INC.,

                                  as Guarantor,

                                       and

                              FORTIS CAPITAL CORP.

                                    as Agent,

                       and CERTAIN FINANCIAL INSTITUTIONS,

                                   as Lenders

--------------------------------------------------------------------------------

                                   $83,500,000

                          Dated as of November 30, 2001

                                TABLE OF CONTENTS

ARTICLE I - Definitions and References............................................................................1
   Section 1.1.  Defined Terms....................................................................................1
   Section 1.2. Exhibits and Schedules: Additional Definitions...................................................15
   Section 1.3. Amendment of Defined Instruments.................................................................15
   Section 1.4. References and Titles............................................................................15
   Section 1.5. Calculations and Determinations..................................................................16
ARTICLE II - The Loans...........................................................................................16
   Section 2.1. Revolving Loans..................................................................................16
   Section 2.2. Requests for New Revolving Loans.................................................................17
   Section 2.3. Term Loan........................................................................................18
   Section 2.4. Continuations and Conversions of Existing Loans..................................................18
   Section 2.5. Use of Proceeds..................................................................................19
   Section 2.6. Interest Rates and Fees..........................................................................19
   Section 2.7. Optional Prepayments.............................................................................20
   Section 2.8. Mandatory Prepayments............................................................................20
   Section 2.9. Initial Borrowing Base...........................................................................21
   Section 2.10. Subsequent Determinations of Borrowing Base: Reduction of Borrowing Base........................21
   Section 2.11. Letters of Credit...............................................................................22
   Section 2.12. Requesting Letters of Credit....................................................................23
   Section 2.13. Reimbursement and Participations................................................................23
   Section 2.14. Letter of Credit Fees...........................................................................24
   Section 2.15. No Duty to Inquire..............................................................................25
   Section 2.16. LC Collateral...................................................................................26
ARTICLE III - Payments to Lenders................................................................................27
   Section 3.1. General Procedures...............................................................................27
   Section 3.2. Capital Reimbursement............................................................................28
   Section 3.3. Increased Cost of Eurodollar Loans or Letters of Credit..........................................28
   Section 3.4. Availability.....................................................................................29
   Section 3.5. Funding Losses...................................................................................29
   Section 3.6. Reimbursable Taxes...............................................................................29
   Section 3.7. Change of Applicable Lending Office..............................................................31
   Section 3.8. Replacement of Lenders...........................................................................31
ARTICLE IV - Conditions Precedent................................................................................31
   Section 4.1. Conditions to Effectiveness of Agreement.........................................................31
   Section 4.2 Conditions to Revolving Loans.....................................................................32
ARTICLE V - Representations and Warranties.......................................................................33
   Section 5.1. No Default.......................................................................................33
   Section 5.2. Organization and Good Standing...................................................................33
   Section 5.3. Authorization....................................................................................33
   Section 5.4. No Conflicts or Consents.........................................................................34
   Section 5.5. Enforceable Obligations..........................................................................34
   Section 5.6. Current Financial Statements.....................................................................34
   Section 5.7. Other Obligations and Restrictions...............................................................34
   Section 5.8. Full Disclosure..................................................................................35
   Section 5.9. Litigation.......................................................................................35
   Section 5.10. Labor Disputes and Acts of God..................................................................35
   Section 5.11. ERISA Plans and Liabilities.....................................................................35
   Section 5.12. Environmental and Other Laws....................................................................35
   Section 5.13. Names and Places of Business....................................................................37
   Section 5.14. Subsidiaries....................................................................................37
   Section 5.15. Licenses........................................................................................38
   Section 5.16. Government Regulation...........................................................................38
   Section 5.17. Ownership of Borrower...........................................................................38
   Section 5.18. Solvency........................................................................................38
   Section 5.19. Taxes...........................................................................................38

ARTICLE VI - Affirmative Covenants of Borrower and Parent........................................................38
   Section 6.1. Payment and Performance..........................................................................38
   Section 6.2. Books Financial Statements and Reports...........................................................39
   Section 6.3. Other Information and Inspections................................................................41
   Section 6.4. Notice of Material Events and Change of Address..................................................42
   Section 6.5. Maintenance of Properties........................................................................42
   Section 6.6. Maintenance of Existence and Qualifications......................................................42
   Section 6.7. Payment of Taxes, etc............................................................................42
   Section 6.8. Bonding and Insurance............................................................................43
   Section 6.9. Performance on Borrower's Behalf.................................................................43
   Section 6.10. Interest........................................................................................43
   Section 6.11. Compliance with Agreements and Law..............................................................44
   Section 6.12. Environmental Matters: Environmental Reviews....................................................44
   Section 6.13. Evidence of Compliance..........................................................................44
   Section 6.14. Agreement to Deliver Security Documents.........................................................44
   Section 6.15. Perfection and Protection of Security Interests and Liens.......................................45
   Section 6.16. Bank Accounts; Offset...........................................................................45
   Section 6.17. Guaranties of Parent's Subsidiaries.............................................................45
   Section 6.18. Production Proceeds.............................................................................46
   Section 6.19. Completion of Activities........................................................................46
   Section 6.20. Reviews.........................................................................................46
   Section 6.21. Hedging Contracts...............................................................................46
ARTICLE VII -Negative Covenants of Borrower and Parent...........................................................46
   Section 7.1. Restricted Debt..................................................................................47
   Section 7.2. Limitation on Liens..............................................................................48
   Section 7.3. Hedging Contracts................................................................................48
   Section 7.4. No Mergers.......................................................................................49
   Section 7.5. Limitation on Sales of Property..................................................................49
   Section 7.6. Limitation on Dividends and Redemptions..........................................................50
   Section 7.7. Limitation on Investments........................................................................50
   Section 7.8. Transactions with Affiliates.....................................................................50
   Section 7.9. Certain Contracts Amendments Multiemployer ERISA Plans...........................................50
   Section 7.10. Current Ratio...................................................................................50
   Section 7.11. Tangible Net Worth..............................................................................51
   Section 7.12. EBITDA..........................................................................................51
   Section 7.13. Debt to EBITDA Ratio............................................................................51
   Section 7.14. Farmout Transactions............................................................................51
ARTICLE VIII - Events of Default and Remedies....................................................................51
   Section 8.1. Events of Default................................................................................51
   Section 8.2. Acceleration.....................................................................................53
   Section 8.3. Remedies.........................................................................................54
ARTICLE IX - Agent...............................................................................................54
   Section 9.1. Appointment and Authority........................................................................54
   Section 9.2. Exculpation, Agent's Reliance, Etc...............................................................54
   Section 9.3. Credit Decisions.................................................................................55
   Section 9.4. Indemnification..................................................................................55
   Section 9.5. Rights as Lender.................................................................................55
   Section 9.6. Sharing of Set-Offs and Other Payments...........................................................56
   Section 9.7. Investments......................................................................................56
   Section 9.8. Benefit of Article IX............................................................................56
   Section 9.9. Resignation......................................................................................56
ARTICLE X - Miscellaneous........................................................................................57
   Section 10.1. Waivers and Amendments; Acknowledgements........................................................57
   Section 10.2. Survival of Agreements; Cumulative Nature.......................................................58
   Section 10.3. Notices.........................................................................................59
   Section 10.4. Payment of Expenses; Indemnity..................................................................59

   Section 10.5. Joint and Several Liability; Parties in Interest; Assignments...................................60
   Section 10.6. Confidentiality.................................................................................62
   Section 10.7. Governing Law; Submission to Process............................................................62
   Section 10.8. Limitation on Interest..........................................................................63
   Section 10.9. Termination: Limited Survival...................................................................64
   Section 10.10. Severability...................................................................................64
   Section 10.11. Counterparts...................................................................................64
   Section 10.12. Waiver of Jury Trial, Punitive Damages, etc....................................................64
   Section 10.13. Amendment and Restatement......................................................................65
   Section 10.14. Release........................................................................................65


   SCHEDULES

   Schedule 1 Disclosure Schedule
   Schedule 2 Additional Security Documents
   Schedule 3 Insurance Schedule
   Schedule 4 Lender Schedule
   Schedule 5 Liens

   EXHIBITS

   Exhibit A Promissory Note
   Exhibit B Borrowing Notice
   Exhibit C Continuation Conversion Notice
   Exhibit D Certificate Accompanying Financial Statements
   Exhibit E Environmental Compliance Certificate
   Exhibit F Legal Opinion for Borrower
   Exhibit G Assignment and Assumption Agreement

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

         THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is made as of November 30, 2001, by and among Inland Production Company, a Texas corporation (herein called "Borrower"), Inland Resources Inc., a Washington corporation (herein called "Parent"), Fortis Capital Corp. (herein called "Agent"), and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

                     ARTICLE I - Definitions and References

         Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

         "Adjusted Base Rate" means the Base Rate plus the Base Rate Margin, provided that the Adjusted Base Rate charged by any Person shall never exceed the Highest Lawful Rate.

         "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the per annum rate equal to the sum of (a) the Eurodollar Margin plus (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (ii) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period. The Adjusted Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Requirement changes. No Adjusted Eurodollar Rate charged by any Person shall ever exceed the Highest Lawful Rate.

         "Affiliate" means, as to any Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (c) any Person directly or indirectly controlling, controlled by or under common control with such Person, and (d) any officer, director, partner or sanguinal or affinal kin of such Person or any Person described above in clause (c) of this paragraph.

         "Agent" means Fortis Capital Corp. as Agent hereunder, and its successors in such capacity.

         "Agreement" means this Third Amended and Restated Credit Agreement.

         "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of Base Rate Loans and such Lender's Eurodollar Lending Office in the case of Eurodollar Loans.

         "Base Rate" means the higher of (a) the Reference Rate and (b) the Federal Funds Rate plus one-half percent (0.5%) per annum. For purposes of this definition, "Reference Rate" means the rate of interest publicly announced by The Chase Manhattan Bank, as its prime commercial lending rate (or, if such bank that does not announce such a rate, such bank's 'base' or other rate determined by Agent to be the equivalent rate announced by such bank), except that, if such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, Agent shall, during such period, determine the "Reference Rate" based upon the prime commercial lending (or equivalent) rates announced publicly by other banks. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

         "Base Rate Loan" means a Loan which does not bear interest at the Eurodollar Rate.

         "Base Rate Margin" means, on each day, one and one-half percent (1.50%) per annum.

         "Borrower" means Inland Production Company, a Texas corporation.

         "Borrowing" means a borrowing of new Loans of a single Type pursuant to
Section 2.2 or a Continuation or Conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.4.

         "Borrowing Base" means, at the particular time in question, either the amount provided for in Section 2.9 or the amount determined by Agent or otherwise determined in accordance with the provisions of Section 2.10, but in no event shall the Borrowing Base exceed the Maximum Credit Amount.

         "Borrowing Base Deficiency" has the meaning given to such term in
Section 2.8(b).

         "Borrowing Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

         "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in New York, New York. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

         "Change of Control" means the occurrence of either of the following events: (a) any Person or two or more Persons acting as a group other than a Smith Party or TCW Party shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by Parent's management or their designees to be voted in favor of Persons nominated by Parent's Board of Directors) of 35% or more of the outstanding voting securities of Parent, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Parent) or (b) one-half or more of the directors of Parent shall consist of Persons not nominated by Parent's Board of Directors (including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements which are in place as of the date hereof, but not those which arise after the date hereof unless they deal with the same parties or their Affiliates and no one else) or a Smith Party or TCW Party

         "Collateral" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

         "Consolidated" refers to the consolidation of Parent, Borrower or any other Restricted Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries. "Consolidating," when used with reference to the financial statements of Parent, means the financial statements of Parent and its properly consolidated subsidiaries, presented in a manner acceptable to Agent which (a) shows the net intercompany transactions between each of Parent and such subsidiaries and (b) presents substantially the same information with respect to Borrower which would be presented on individual financial statements of Borrower.

         "Consolidated Senior Debt" shall mean the aggregate principal amount owed on the Notes from time to time.

         "Consolidated Net Income" means, as to any Person or Persons for any period, the gross revenues of such Person or Persons for such period, plus any cash dividends or distributions actually received by such Person or Persons from any other business entity, minus all expenses and other proper charges (including taxes on income, to the extent imposed upon such Person or Persons but excluding charges for accrued unpaid dividends on preferred stock of such Person or Persons for such period), determined on a Consolidated basis after eliminating earnings or losses attributable to outstanding minority interests, but excluding the net earnings of any other business entity in which such Person or Persons has an ownership interest.

         "Consolidated Tangible Net Worth" means the remainder of all Consolidated assets of Parent, other than intangible assets (including as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP), minus Parent's Consolidated liabilities, provided that for purposes of this definition Subordinated Debt and accrued unpaid interest thereon shall not be included as liabilities in the calculation of Parent's Consolidated liabilities.

         "Continuation" shall refer to the continuation pursuant to Section 2.4 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

         "Continuation/Conversion Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of
Section 2.4.

         "Conversion" shall refer to a conversion pursuant to Section 2.4 or
Article III of one Type of Loan into another Type of Loan.

         "Current Financial Statements" means (i) the audited annual Consolidated financial statements of Parent dated as of December 31, 2000, and
(ii) the unaudited quarterly Consolidated financial statements of Parent dated as of September 30, 2001.

         "Debt" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

         "Default Rate" means, at the time in question (a) with respect to any Base Rate Loan, the rate two percent (2.00%) above the Adjusted Base Rate then in effect and (b) with respect to any Eurodollar Loan, the rate two percent (2.00%) above the Adjusted Eurodollar Rate then in effect for such Loan. No Default Rate charged by any Person shall ever exceed the Highest Lawful Rate.

         "Determination Date" has the meaning given to such term in Section
2.10.

         "Direct Taxes" means any severance, ad valorem, or other direct taxes on properties owned by Restricted Persons or the production therefrom or the proceeds of such production; provided that federal, state, or local income or franchise taxes shall in no event be considered Direct Taxes.

         "Disclosure Report" means either a notice given by Borrower under
Section 6.4 or a certificate given by Borrower's chief financial officer under
Section 6.2(b).

         "Disclosure Schedule" means Schedule 1 hereto.

         "Distribution" means (a) any dividend or other distribution made by a Restricted Person on or in respect of any stock, partnership interest, or other equity interest in such Restricted Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any stock, partnership interest, or other equity interest in such Restricted Person (including any such option or warrant).

         "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" below its name on its signature page hereto, or such other office as such Lender may from time to time specify to Borrower and Agent; with respect to LC Issuer, the office, branch, or agency through which it issues Letters of Credit; and, with respect to Agent, the office, branch, or agency through which it administers this Agreement.

         "EBITDA" means, for any four Fiscal Quarter period, the sum of (1) the Consolidated Net Income of Parent during such period, plus (2) all cash interest paid during such period on Restricted Debt (including amortization of original issue discount and the interest component of any deferred payment obligations and capital lease obligations) which was deducted in determining such Consolidated Net Income, plus (3) all income taxes which were deducted in determining such Consolidated Net Income, plus (4) all depreciation, amortization (including amortization of good will and debt issuance costs) and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP) which were deducted in determining such Consolidated Net Income, minus (5) all non-cash items of income which were included in determining such Consolidated Net Income.

         "Effective Date" means the date this Agreement has been executed by each party hereto and each condition precedent in Article IV hereof has been satisfied.

         "Eligible Mortgaged Properties" means, collectively, those Properties which (a) are owned by Borrower and mortgaged to secure the Obligations, and (b) for which Agent has received title opinions and other title information concerning such Properties in form, substance and authorship satisfactory to Agent, and (c) are free and clear of all Liens other than Permitted Liens.

         "Eligible Transferee" means a Person which either (a) is a Lender or an Affiliate of a Lender, or (b) is consented to as an Eligible Transferee by Agent and, so long as no Event of Default is continuing by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

         "Engineering Report" means the Initial Engineering Report and each engineering report delivered pursuant to Section 6.2.

         "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA Affiliate" means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

         "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on its signature page hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Agent.

         "Eurodollar Loan" means a Loan which is properly designated as a Eurodollar Loan pursuant to Section 2.2 or 2.3.

         "Eurodollar Margin" means, on the following rate per annum as applicable based on the Senior Debt to EBITDA Ratio in effect from time to time:

                  Senior Debt to
                  EBITDA Ratio                       Eurodollar Margin
                  ------------                       -----------------
                  Greater than 4.00
                  to 1.00                                  3.25%

                  Less than or equal to 4.00 to
                  1.00 but greater than
                  or equal to 3.00 to 1.00                 2.75%

                  Less than 3.00 to
                  1.00                                     2.25%

         with each change in the Eurodollar Margin resulting from a change in the Senior Debt to EBITDA Ratio taking effect at the time of such change.

         "Eurodollar Rate" means, with respect to each particular Eurodollar Loan and the related Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) reported, on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more (or, if such Page shall cease to be publicly available or if the information contained on such Page, in Agent's sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, as reported by any publicly available source of similar market data selected by Agent that, in Agent's sole judgment, accurately reflects such London Interbank Offered Rate).

         "Event of Default" has the meaning given to such term in Section 8.1.

         "Excepted Liens" means (i) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested as provided in Section 6.7 by appropriate proceedings; (ii) Liens arising in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are; (iii) Liens under operating agreements, pooling orders and unitization agreements, and mechanics' and materialmen's Liens, with respect to obligations which are not yet due or which are being contested as provided in Section 6.7;
(iv) deposits securing the performance of bids, tenders, statutory or regulatory obligations, and other Liens of like nature, in each case made in the ordinary course of business; (v) minor defects and irregularities in title to any Property, so long as such defects and irregularities neither (A) are Liens which secure Restricted Debt or obligations nor (B) materially impair the value of such Property or the use thereof for the purposes for which such Property is held; (vi) inchoate Liens on pipelines or pipeline facilities that arise by operation of law which have not attached to the Property subject of such Lien,
(vii) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of any Restricted Person or on deposit with or in the possession of such banks, and (viii) judgment and attachment Liens not giving rise to an Event of Default or inchoate Liens created by or existing from any litigation or legal proceedings that are currently being contested in good faith by appropriate proceedings, promptly utilized and diligently conducted, and for which adequate reserves have been made to the extent required by GAAP.

         "Existing Credit Agreement" means that certain Second Amended and Restated Credit Agreement dated as of September 15, 1999 among Borrower, Parent, ING (U.S.) Capital LLC as Agent, and Lenders, as heretofore amended.

         "Facility Usage" means, at the time in question, the aggregate principal amount of outstanding Loans plus the amount of existing LC Obligations at such time.

         "Farmout Agreement" means that certain Farmout Agreement by Inland Production Company and Inland Resources Inc. as Farmor, Smith Management LLC as Farmee, and Inland Production Company as Operator dated as of June 1, 1998.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

         "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

         "Fiscal Year" means a twelve-month period ending on December 31 of any year.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Parent and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Parent or with respect to Parent and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Required Lenders agree to such change insofar as it affects the accounting of Parent or of Parent and its Consolidated Subsidiaries.

         "Guarantor" means any Person who has guaranteed some or all of the Obligations pursuant to a guaranty listed on the Security Schedule or any other Person who has guaranteed some or all of the Obligations and who has been accepted by Agent as a Guarantor or any Subsidiary of Parent which now or hereafter executes and delivers a guaranty to Agent pursuant to Section 6.17.

         "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

         "Highest Lawful Rate" means, with respect to each Lender Party to whom Obligations are owed, the maximum nonusurious rate of interest that such Lender Party is permitted under applicable Law to contract for, take, charge, or receive with respect to such Obligations. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender Party as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender Party at a rate in excess of the Highest Lawful Rate applicable to such Lender Party.

         "Hydrocarbons" means crude oil, natural gas or other liquid or gaseous hydrocarbons.

         "Insurance Schedule" means Schedule 3 hereto.

         "Interest Payment Date" means (a) with respect to each Base Rate Loan, the last Business Day of each March, June, September and December, and (b) with respect to each Eurodollar Loan, the last day of the Interest Period that is applicable thereto and, if such Interest Period is six months in length, the date specified by Agent which is approximately three months after such Interest Period begins; provided that the last Business Day of each calendar month shall also be an Interest Payment Date for each such Loan so long as any Event of Default exists under Section 8.1 (a) or (b).

         "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended from time to time and any successor statute or statutes, together with all rules and regulations promulgated with respect thereto.

         "Interest Period" means, with respect to each particular Eurodollar Loan in a Borrowing, a period of 1, 2, 3 or 6 months, as specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which the associated Note is due and payable in full.

         "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee of Debt or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any capital stock, bonds, notes, debentures or other securities or evidences of Debt issued by, any other Person.

         "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

         "LC Application" means any application for a Letter of Credit hereafter made by Borrower to LC Issuer.

         "LC Collateral" has the meaning given to such term in Section 2.15(a).

         "LC Issuer" means, collectively, Fortis Capital Corp. and U.S. Bank National Association, or their Affiliates, in their capacity as the issuer or issuers of Letters of Credit hereunder, and their successors in such capacity. Agent may, with the consent of Borrower and the Lender in question, appoint any Lender hereunder as an LC Issuer in place of or in addition to either such LC Issuer.

         "LC Obligations" means, at the time in question, the sum of all Matured LC Obligations plus the Maximum Drawing Amount.

         "Lender Parties" means Agent, LC Issuer, and all Lenders.

         "Lender Schedule" means Schedule 4 hereto.

         "Lenders" means each signatory hereto (other than Borrower and Restricted Persons a party hereto), including Fortis Capital Corp. in its capacity as a Lender hereunder rather than as Agent or LC Issuer, and the successors of each such party as holder of a Note.

         "Letter of Credit" means any letter of credit issued by LC Issuer hereunder at the application of Borrower.

         "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to it or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows such creditor to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "Loan Documents" means this Agreement, the Notes, the Security Documents, the Letters of Credit, the LC Applications, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

         "Loans" means the Revolving Loans and the Term Loan.

         "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Current Financial Statements or in this Agreement (including the Disclosure Schedule), to (a) Parent's and its Subsidiaries' Consolidated financial condition, (b) the operations or properties of Parent and its Subsidiaries, considered as a whole, (c) Borrower's ability to timely pay the Obligations and perform its other obligations under the Loan Documents, or (d) the validity and enforceability of the material terms of any Loan Documents.

         "Matured LC Obligations" means all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purported to be under any Letter of Credit and all other amounts due and owing to LC Issuer under any LC Application for any Letter of Credit, to the extent the same have not been repaid to LC Issuer (with the proceeds of Loans or otherwise).

         "Maximum Credit Amount" means the amount of $83,500,000.

         "Maximum Drawing Amount" means at the time in question the sum of the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit which are then outstanding.

         "Moody's" means Moody's Investors Service, Inc., or its successor.

         "Note" has the meaning given to such term in Sections 2.1 and 2.3.

         "Obligations" means all Debt from time to time owing by any Restricted Person to any Lender under or pursuant to any of the Loan Documents, including all LC Obligations. "Obligation" means any part of the Obligations.

         "Optional Redetermination Date" means a date that Required Lenders, at their option, specify as a date as of which the Borrowing Base is to be redetermined; provided that such date must be the first or last date of a current calendar month and that Required Lenders shall be entitled to specify only one Optional Redetermination Date during the period April 1, 2002 to September 30, 2002, and during any twelve month period thereafter from October 1 to September 30, beginning October 1, 2002.

         "Parent" means Inland Resources Inc., a Washington corporation.

         "Parent Guaranty" means that certain Amended and Restated Guaranty of even date herewith made by Parent in favor of Agent.

         "Percentage Share" means, with respect to any Lender (a) when used in Sections 2.1 or 2.6, in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on the Lender Schedule (as modified from time to time as a result of assignments pursuant to Section 10.5), and (b) when used otherwise, the percentage obtained by dividing
(i) the sum of the unpaid principal balance of such Lender's Loans at the time in question plus the Matured LC Obligations which such Lender has funded pursuant to Section 2.13(c) plus the portion of the Maximum Drawing Amount which such Lender might be obligated to fund under Section 2.13(c), by (ii) the sum of the aggregate unpaid principal balance of all Loans at such time plus the aggregate amount of LC Obligations outstanding at such time.

         "Permitted Investments" means Investments:

         (a) in open market commercial paper, maturing within 270 days after acquisition thereof, which is rated at least A-1 by S&P or P-1 by Moody's.

         (b) in marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

         (c) in demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit are rated at least Aa3 by S&P or AA- by Moody's.

         "Permitted Lien" has the meaning given to such term in Section 7.2.

         "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

         "Projected Oil and Gas Production" has the meaning given such term in
Section 7.3.

         "Properties" means, collectively, those undivided interests in oil and gas properties and interests in other real and personal property which are, at the time in question, owned by any Restricted Person.

         "Proved Reserves" means "Proved Reserves" as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the "Definitions") promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. "Proved Developed Producing Reserves" means Proved Reserves which are categorized as both "Developed" and "Producing" in the Definitions, "Proved Developed Nonproducing Reserves" means Proved Reserves which are categorized as both "Developed" and "Non producing" in the

Definitions, and "Proved Undeveloped Reserves" means Proved Reserves which are categorized as "Undeveloped" in the Definitions.

         "Rating Agency" means either S & P or Moody's, or their respective successors.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

         "Required Lenders" means Agent and the Lenders whose aggregate Percentage Shares (including the Percentage Share of Agent) equal or exceed seventy five percent (75%).

         "Reserve Requirement" means, on any day with respect to each particular Eurodollar Loan, the maximum reserve requirement, as determined by Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01 %, which would then apply under Regulation D with respect o "Eurocurrency liabilities," as such term is defined in Regulation D, of $1,000,000 or more. If such reserve requirement shall change after the date hereof, the Reserve Requirement shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

         "Restricted Debt" of any Person means Debt in any of the following categories:

         (a) Debt for borrowed money,

         (b) Debt constituting an obligation to pay the deferred purchase price of property or services,

         (c) Debt evidenced by a bond, debenture, note or similar instrument,

         (d) Debt which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

         (e) Debt arising under Hedging Contracts,

         (f) Debt constituting principal under leases capitalized in accordance with GAAP,

         (g) Debt arising under conditional sales or other title retention agreements,

         (h) Debt owing under direct or indirect guaranties of Debt of any other person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Debt of any other Person (such as obligations under working capital maintenance agreements, agreements to keep well, or agreements to purchase Debt, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

         (i) Debt (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements) consisting of an obligation to purchase or redeem securities or other property, if such Debt arises out of or in connection with the sale or issuance of the same or similar securities or property,

         (j) Debt with respect to letters of credit or applications or reimbursement agreements therefor,

         (k) Debt with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

         (l) Debt with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Restricted Debt" of any Person shall not include Debt that was incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Debt is outstanding more than 90 days past the incurrence thereof, or if earlier, when due in accordance with its terms.

         "Restricted Person" means any of Borrower, Parent, and each Guarantor.

         "Revolving Loan" has the meaning given to such term in Section 2.1.

         "Revolving Termination Date" means June 30, 2004.

         "S & P" means Standard & Poor's Ratings Group (a division of McGraw Hill Companies, Inc.), or its successor.

         "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

         "Security Schedule" means Schedule 2 hereto.

         "Senior Debt" means, at any time of determination, the Parent's Consolidated Senior Debt.

         "Smith Party" means (a) Hampton Investments LLC, SOLVation Inc., any of their Affiliates, or any member, fund participant, holder of a beneficial interest, as of August 2, 2001, in any of the foregoing, or party to an investment management or similar agreement with any of the foregoing, as of August 2, 2001, (b) any immediate family member of any Person falling within (a) above, (c) any direct lineal descendant of any Person falling within (a) or (b) above,

(d) any trust established for the benefit of any Person falling within (a) to
(c) above and (e) any Person controlling, controlled by or under common control with any Person falling within (a) to (d) above.

         "Subordinated Debt" means the indebtedness of the Parent under the Subordinated Debt Documents.

         "Subordinated Debt Documents" means, collectively, the following:

                           (i) the Junior Subordinated Notes due March 31, 2010
in the original aggregate principal amount of $5,000,000, issued pursuant to the Junior Subordinated Note Purchase Agreement, dated as of August 2, 2001 by and among Parent, as issuer, Borrower, as guarantor, and SOLVation Inc., as note purchaser, together with all interest accrued pursuant thereto; and

                           (ii) the Senior Subordinated Notes due July 1, 2007,
in the original aggregate principal amount of $5,000,000, issued pursuant to the Senior Subordinated Note Purchase Agreement, dated as of August 2, 2001, by and among Parent, as issuer, Borrower, as guarantor, and SOLVation Inc., as note purchaser, together with all interest accrued pursuant thereto; and

                           (iii) the unsecured subordinated notes due September
30, 2009, in the original aggregate principal amount of $98,968,964.00, issued pursuant to the Exchange and Note Issuance Agreement, dated as of August 2, 2001, by and among Parent, as issuer, Borrower, as guarantor, and Inland Holdings, LLC, as note purchaser, together with all interest accrued pursuant thereto; and

                  (iv) Option Agreement, dated as of August 2, 2001, by and between Inland Holdings, LLC and SOLVation Inc.; and

                  (v) TCW Subordination Agreement dated as August 2, 2001 by and among, Inland Resources, Inc., Inland Production Company, SOLVation Inc. and Inland Holdings, LLC; and

                  (vi) Junior Sub Note Subordination Agreement dated as of August 2, 2001 by and among, Inland Resources, Inc., Inland Production Company, SOLVation Inc. and Inland Holdings, LLC.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person, provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be "Subsidiaries" of such Person.

         "TCW Party" means any of Trust Company of the West, TCW Asset Management Company, or any of their Affiliates (including but not limited to Inland Holdings, LLC, a California limited liability company) or any member, fund participant, holder of a beneficial interest or successor in or to any of the foregoing, or party to an investment management or similar agreement with any of the foregoing.

         "Term Loan" has the meaning given to such term in Section 2.3.

         "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.

         "Type" means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or Eurodollar Loans.

         Section 1.2. Exhibits and Schedules: Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

         Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

         Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation." Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Lender Party of amounts to be paid under Sections 3.2 through 3.6 or any other matters which are to be determined hereunder by a Lender Party (such as any Eurodollar Rate, Adjusted Eurodollar Rate, Default Rate, Business Day, Interest Period, or Reserve Requirement) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Required Lenders otherwise consent all financial statements and reports furnished to any Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                             ARTICLE II - The Loans

         Section 2.1. Revolving Loans. Subject to the terms and conditions hereof, each Lender agrees to make loans to Borrower (herein called such Lender's "Revolving Loans") upon Borrower's request from time to time until the Revolving Termination Date, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all Lenders are requested to make Revolving Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, (b) the sum of (i) the aggregate amount of such Lender's Revolving Loans outstanding at any time plus (ii) the Maximum Drawing Amount for which such Lender has purchased or is liable to purchase participations under Section 2.12, plus (iii) the Matured LC Obligations which have been funded by such Lender under such section, does not exceed such Lender's Percentage Share of the Borrowing Base determined as of the date on which the requested Revolving Loan is to be made, and (c) after giving effect to such Revolving Loans, the aggregate amount of all Revolving Loans plus all LC Obligations does not exceed the Borrowing Base determined as of the date on which the requested Revolving Loans are to be made. The aggregate amount of all Revolving Loans in any Borrowing must be greater than or equal to $1,000,000 or must equal the remaining availability under the Borrowing Base. Borrower may have no more than six Borrowings of Eurodollar Loans outstanding at any time. The obligation of Borrower to repay to each Lender the aggregate amount of all Revolving Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Revolving Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein, with Eurodollar Loans bearing interest at the Adjusted Eurodollar Rate and Base Rate Loans bearing interest at the Adjusted Base Rate (subject to the applicability of the Default Rate and limited by the provisions of Section 10.8). Subject to the terms and conditions hereof, until the Revolving Termination Date, Borrower may borrow, repay, and reborrow hereunder. It is expressly understood that Lenders' commitment to make Revolving Loans is determined only by reference to the Borrowing Base from time to time in effect, and the aggregate amount of the Notes and the amount specified in the Security Documents are specified at a greater amount only for the convenience of the parties to avoid the necessity of preparing and recording supplements to the Security Documents.

         Section 2.2. Requests for New Revolving Loans. Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Revolving Loans to be advanced by Lenders. Each such notice constitutes a "Borrowing Notice" hereunder and must:

         (a) specify (i) the aggregate amount of any such Borrowing of new Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or
(ii) the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and

         (b) be received by Agent not later than 1:00 p.m., New York, New York time, on (i) the day on which any such Base Rate Loans are to be made, or (ii) the third Business Day preceding the day on which any such Eurodollar Loans are to be made.

         Each such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such new Revolving Loans have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in New York, New York the amount of such Lender's new Revolving Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Revolving Loans have been neither met nor waived as provided herein, Agent shall promptly make such Revolving Loans available to Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's new Revolving Loan, Agent may in its discretion assume that such Lender has made such Revolving Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Revolving Loan available to Borrower. If and to the extent such Lender shall not so make its new Revolving Loan available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Revolving Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at (i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other new Revolving Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pay or repay to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Default Rate applicable to Base Rate Loans, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Revolving Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Revolving Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Revolving Loan to be made by such other Lender.

         Section 2.3. Term Loan. On the Revolving Termination Date the aggregate outstanding principal amount of Revolving Loans shall automatically be converted into a term loan (the "Term Loan") without further action by a party to this Agreement. To the extent the aggregate principal amount of Revolving Loans outstanding on the Revolving Termination Date exceeds the Borrowing Base applicable on such date, such excess amount must be paid to the Agent for the benefit of the Lenders on such Date. There will be no advances by the Lenders of any amounts under the Term Loan. Conversion of the Revolving Loans pursuant to this Section 2.3 shall not constitute either a prepayment or a borrowing, and shall not affect the rate of interest applicable to outstanding Loans. On the Revolving Termination Date, the Borrower shall issue a new Note (in the form of Exhibit A) to each Lender in the principal amount of each lender's Percentage Share of the Term Loan in exchange for the Note then held by each such Lender. The Term Loan shall be repaid by the Borrower, together with accrued interest, in twelve (12) equal quarterly installments on the last Business Day of each Fiscal Quarter beginning on September 30, 2004, provided however, that the aggregate unpaid balance of the Term Loan shall mature and be due and payable on June 30, 2007.

         Section 2.4. Continuations and Conversions of Existing Loans. Borrower may make the following elections with respect to Loans already outstanding including Revolving Loans converted to the Term Loan pursuant to Section 2.3: to convert Base Rate Loans to Eurodollar Loans, to convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, and to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings, provided that Borrower may have no more than six Borrowings of Eurodollar Loans outstanding at any time. To make any such election, Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

         (a) specify the existing Loans which are to be Continued or Converted;

         (b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such Continuation or Conversion is to occur, or (ii) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

         (c) be received by Agent not later than 1:00 p.m., New York, New York time, on (i) the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such Continuation or Conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Eurodollar Loans or continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any Continuation/Conversion Notice with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

         Section 2.5. Use of Proceeds. Borrower shall use the proceeds of all Loans to (i) continue the loans and letters of credit outstanding under the Existing Credit Agreement, (ii) finance development and drilling activities with respect to Proved Reserves of Borrower, (iii) provide working capital for Borrower's operations, and (iv) refinance its Matured LC Obligations. Borrower shall use all Letters of Credit for its general corporate purposes. In no event shall the funds from any Loan or any Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined in Regulation promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

         Section 2.6. Interest Rates and Fees.

         (a) Interest Rates. Each Base Rate Loan shall bear interest on each day outstanding at the Adjusted Base Rate in effect on such day. Each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day. Anything to the contrary herein notwithstanding, if an Event of Default has occurred and is continuing, all Loans shall bear interest on each day outstanding at the applicable Default Rate. Past due payments of principal and interest shall bear interest at the rates and in the manner set forth in the Notes.

         (b) Commitment Fees. In consideration of each Lender's commitment to make Revolving Loans, Borrower will pay to Agent for the account of each Lender a commitment fee determined on a daily basis by applying a rate of one-half of one percent (0.5%) per annum to such Lender's Percentage Share of the unused portion of the Borrowing Base on each day until the Revolving Termination Date, determined for each such day by deducting from the amount of the Borrowing Base at the end of such day the sum of (i) the Facility Usage and (ii) the amount of all LC Obligations outstanding at the end of such day. This commitment fee shall be due and payable in arrears on the last Business Day after the end of each Fiscal Quarter and on the Revolving Termination Date.

         (c) Agent's Fee. In addition to all other amounts due to Agent under the Loan Documents, Borrower will pay fees to Agent, for its own account, as described in that certain letter agreement between Agent and Borrower.

         Section 2.7. Optional Prepayments. Borrower may, upon five Business Days' notice to each Lender, from time to time and without premium or penalty prepay the Loans, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Loans equals $1,000,000 or any higher integral multiple of $1,000,000, so long as Borrower does not prepay any Eurodollar Loan, and so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of any Loan to less than $100,000 without first either (a) terminating this Agreement or (b) providing assurance satisfactory to Agent in its discretion that Lenders' legal rights under the Loan Documents are in no way affected by such reduction. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid plus any amounts due under Section 3.5. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment. Any such optional prepayment of the Term Loan shall be applied to installments of the Term Loan in the order of maturity.

         Section 2.8. Mandatory Prepayments.

         (a) If at any time the Facility Usage exceeds the Maximum Credit Amount, Borrower shall immediately upon demand prepay the principal of the Loans in an amount equal to such excess.

         (b) If at any time the Facility Usage is less than the Maximum Credit Amount but is in excess of the Borrowing Base (such excess being herein called a "Borrowing Base Deficiency"), Borrower shall, within five Business Days after Agent gives notice of such fact to Borrower, either:

         (i) prepay the principal of the Loans in an aggregate amount at least equal to such Borrowing Base Deficiency, or

         (ii) give notice to Agent electing to prepay the principal of the Loans in up to three monthly installments in an aggregate amount at least equal to such Borrowing Base Deficiency, with each such installment equal to or in excess of one-third of such Borrowing Base Deficiency, and with the first such installment to be paid one month after the giving of such notice and the subsequent installments to be due and payable at one month intervals thereafter until such Borrowing Base Deficiency has been eliminated, or

         (iii) give notice to Agent that Borrower desires to provide Agent with deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other security documents in form and substance satisfactory to Agent, granting, confirming, and perfecting first and prior liens or security interests in collateral acceptable to all Lenders, to the extent needed to allow all Lenders to increase the Borrowing Base (as they in their reasonable discretion deem consistent with prudent oil and gas banking industry lending standards at the time) to an amount which eliminates such Borrowing Base Deficiency, and then provide such security documents within thirty days after Agent specifies such collateral to Borrower. If, prior to any such specification by Agent, Required Lenders determine that the giving of such security documents will not serve to eliminate such Borrowing Base Deficiency, then, within five Business Days after receiving notice of such determination, Borrower will elect to make, and thereafter make, the prepayments specified in either of the preceding subsections (i) or (ii) of this subsection (b).

         (c) Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment. Any prepayments of the Term Loan shall be applied to installments of the Term Loan in the inverse order of maturity.

         Section 2.9. Initial Borrowing Base. During the period from the Effective Date to the first Determination Date thereafter the Borrowing Base shall be $83,500,000.

         Section 2.10. Subsequent Determinations of Borrowing Base: Reduction of Borrowing Base.

         (a) By October 1 and April 1 of each year, beginning April 1, 2002, dated no earlier than the preceding August 1 and February 1, respectively, Borrower shall furnish to each Lender all information, reports and data which Agent has then requested concerning Restricted Persons' businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Report described in Section 6.2(d). In addition, if the Required Lenders request a Redetermination of the Borrowing Base, by the Optional Redetermination Date, Borrower shall furnish to each Lender all information, reports and data which Agent has then requested concerning Restricted Persons' businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Report described in Section 6.2(d) prepared as of the sixtieth day before such Optional Redetermination Date. Within thirty days after receiving such information, reports and data, Required Lenders shall agree upon an amount for the Borrowing Base (provided that all Lenders must agree to any increase in the Borrowing
Base) and Agent shall by notice to Borrower designate such amount as the new Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a "Determination Date") and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined. If Borrower does not furnish all such information, reports and data by the date specified in this Section, Agent may nonetheless designate the Borrowing Base at any amount which Required Lenders determine and may redesignate the Borrowing Base from time to time thereafter until each Lender receives all such information, reports and data, whereupon Required Lenders shall designate a new Borrowing Base as described above. Required Lenders shall determine the amount of the Borrowing Base based upon the loan collateral value which they in their discretion assign to the various proved oil and gas properties of Restricted Persons at the time in question and based upon such other credit factors (including without limitation the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign exchange rate, and interest rate changes, business, properties, prospects, management and ownership of Borrower and its Affiliates) as they in their discretion deem significant. It is expressly understood that Lenders and Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the aggregate face amount of the Notes or otherwise, and that Lenders' commitments to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect, which Borrowing Base shall be used for calculating commitment fees under Section 2.6 and, to the extent permitted by Law and regulatory authorities, for the purposes of capital adequacy determination and reimbursements under Section 3.2.

         (b) Borrower may at any time by notice to Agent reduce the Borrowing Base then in effect to any lesser amount. Each such notice shall take effect on the date specified therein, which may not be earlier than the date on which such notice is received by Agent, and shall continue in effect until the next date as of which the Borrowing Base is redetermined.

         (c) The Borrowing Base shall be reduced in an amount equal to any prepayment on the Loans made in accordance with [Section 7.4.] Each such reduction shall take effect on the date of such prepayment, and shall continue in effect until the next date as of which the Borrowing Base is redetermined.

         Section 2.11. Letters of Credit. Subject to the terms and conditions hereof, Borrower may until the Revolving Termination Date request either LC Issuer to issue one or more Letters of Credit, provided that, after taking such Letter of Credit into account:

         (a) the Facility Usage does not exceed the Borrowing Base at such time; and

         (b) the aggregate amount of LC Obligations at such time does not exceed $4,000,000; and

         (c) the expiration date of such Letter of Credit is prior to the Revolving Termination Date.

and further provided that:

         (d) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Restricted Debt of any Person;

         (e) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost which is not reimbursable under Article III;

         (f) the form and terms of such Letter of Credit are acceptable to such LC Issuer in its sole and absolute discretion; and

         (g) all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

LC Issuer will honor any such request if the foregoing conditions (a) through
(h) (in the following Section 2.12 called the "LC Conditions") have been met as of the date of issuance of such Letter of Credit. LC Issuer may choose to honor any such request for any other Letter of Credit but has no obligation to do so and may refuse to issue any other requested Letter of Credit for any reason which such LC Issuer in its sole discretion deems relevant.


         Section 2.12. Requesting Letters of Credit. Borrower must make written application for any Letter of Credit at least three Business Days before the date on which Borrower desires such Letter of Credit to be issued, by delivering such application to Agent. Agent shall promptly deliver such application to LC Issuer. By making any such written application Borrower shall be deemed to have represented and warranted to each Lender or LC Issuer that the LC Conditions described in Section 2.11 will be met as of the date of issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing in the form and substance reasonably satisfactory to the LC Issuer, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by Agent, LC Issuer and Borrower). Two Business Days after the LC Conditions for a Letter of Credit have been met as described in Section 2.11 (or if an LC Issuer otherwise desires to issue such Letter of Credit), LC Issuer will issue such Letter of Credit at LC Issuer's office, and will provide Agent with a specimen copy of the Letter of Credit so issued. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.

         Section 2.13. Reimbursement and Participations.

         (a) Reimbursement by Borrower. Each Matured LC Obligation shall constitute a loan by LC Issuer to Borrower. Borrower promises to pay to LC Issuer, or to LC Issuer's order, on demand, the full amount of each Matured LC Obligation, together with interest thereon at the Default Rate applicable to Base Rate Loans.

         (b) Letter of Credit Advances. If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder then Borrower may, during the interval between the making thereof and the honoring thereof by LC Issuer, request Lenders to make Revolving Loans to Borrower in the amount of such draft or demand, which Revolving Loans shall be made concurrently with LC Issuer's payment of such draft or demand and shall be immediately used by LC Issuer to repay the amount of the resulting Matured LC Obligation. Such a request by Borrower shall be made in compliance with all of the provisions hereof, provided that for the purposes of the first sentence of Section 2.1 the amount of such Revolving Loans shall be considered but the amount of the Matured LC Obligation to be concurrently paid by such Loans shall not be considered.

         (c) Participation by Lenders. Each LC Issuer irrevocably agrees to grant and hereby grants to each Lender, and to induce each LC Issuer to issue Letters of Credit hereunder each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from such LC Issuer, on the terms and conditions hereinafter stated and for such Lender's own account and risk, an undivided interest equal to such Lender's Percentage Share of such LC Issuer's obligations and rights under each Letter of Credit issued hereunder by such LC Issuer and the amount of each Matured LC Obligation paid by such LC Issuer thereunder. Each Lender unconditionally and irrevocably agrees with LC Issuer that, if a Matured LC Obligation is paid under any Letter of Credit for which such LC Issuer is not reimbursed in full by Borrower in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Loans or by the application of LC Collateral), such Lender shall (in all circumstances and without set-off or counterclaim) pay to such LC Issuer on demand, in immediately available funds at such LC Issuer's address for notices hereunder, such Lender's Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrower). Each Lender's obligation to pay an LC Issuer pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any Lender to an LC Issuer pursuant to this subsection is paid by such Lender to an LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Federal Funds Rate. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is not paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Default Rate applicable to Base Rate Loans.

         (d) Distributions to Participants. Whenever an LC Issuer has in accordance with this Section received from any Lender payment of such Lender's Percentage Share of any Matured LC Obligation, if such LC Issuer thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from Borrower or by application of LC Collateral or otherwise, and excluding only interest for any period prior to such LC Issuer's demand that such Lender make such payment of its Percentage Share), such LC Issuer will distribute to such Lender its Percentage Share of the amounts so received by such LC Issuer; provided, however, that if any such payment received by an LC Issuer must thereafter be returned by such LC Issuer, such Lender shall return to such LC Issuer the portion thereof which such LC Issuer has previously distributed to it.

         (e) Calculations. A written advice setting forth in reasonable detail the amounts owing under this section, submitted by an LC Issuer to Borrower or any Lender from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.

         Section 2.14. Letter of Credit Fees. In consideration of LC Issuer's issuance of any Letter of Credit, Borrower agrees to pay (a) to Agent, for the account of all Lenders in accordance with their respective Percentage Shares, a letter of credit fee at a rate equal to two percent (2.00%) per annum of the amount of all Letters of Credit, and (b) to a LC Issuer for its own account, a letter of credit fronting fee at a rate equal to fifteen one-hundredths of one percent (0.15%) per annum of each Letter of Credit issued by such LC Issuer. Each such fee will be calculated on a daily basis, on the face amount of Letters of Credit outstanding on each day at the above applicable rate and will be payable quarterly in arrears. In addition, Borrower will pay to an LC Issuer a. minimum administrative issuance fee of $200 for each Letter of Credit issued by such LC Issuer and an amendment fee of $65 for each Letter of Credit, each such fee to be payable upon issuance or amendment, respectively, of a Letter of Credit.

         Section 2.15. No Duty to Inquire.

         (a) Drafts and Demands. LC Issuer is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance or payment or thereafter. LC Issuer is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by LC Issuer to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Borrower agrees to hold LC Issuer and each other Lender Party harmless and indemnified against any liability or claim in connection with or arising out of the subject matter of this Section, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY, provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

         (b) Extension of Maturity. If the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of any Restricted Person, or if the amount of any Letter of Credit is increased at the request of any Restricted Person, this Agreement shall be binding upon all Restricted Persons with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by LC Issuer, LC Issuer's correspondents, or any Lender Party in accordance with such extension, increase or other modification.

         (c) Transferees of Letters of Credit. If any Letter of Credit provides that it is transferable, LC Issuer shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by LC Issuer to any purported transferee or transferees as determined by LC Issuer is hereby authorized and approved, and Borrower further agrees to hold LC Issuer and each other Lender Party harmless and indemnified against any liability or claim in connection with or arising out of the foregoing, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER Party, provided only that no Lender Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

         Section 2.16. LC Collateral.

         (a) LC Obligations in Excess of Borrowing Base. If, after the making of all mandatory prepayments required under Section 2.8, the outstanding LC Obligations exceed the Borrowing Base, then in addition to prepayment of the Borrowing Base Deficiency, Borrower will immediately pay to LC Issuer an amount equal to such excess. LC Issuer will hold such amount as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called "LC Collateral") until such LC Obligations become Matured LC Obligations, at which time such LC Collateral may be applied to such Matured LC Obligations. Neither this subsection nor the following subsection shall, however, limit or impair any rights which LC Issuer may have under any other document or agreement relating to any Letter of Credit or LC Obligation, including any LC Application, or any rights which any Lender Party may have to otherwise apply any payments by Borrower and any LC Collateral under
Section 3.1.

         (b) Acceleration of LC Obligations. If the Obligations or any part thereof become immediately due and payable pursuant to Section 8.2 then, unless Required Lenders otherwise specifically elect to the contrary (which election may thereafter be retracted by Required Lenders at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to LC Issuer immediately an amount equal to the aggregate LC Obligations which are then outstanding. All amounts so paid shall first be applied to Matured LC Obligations and then held by LC Issuer as LC Collateral until such LC Obligations become Matured LC Obligations, at which time such LC Collateral shall be applied to such Matured LC Obligations.

         (c) Investment of LC Collateral. Pending application thereof, all LC Collateral shall be invested by LC Issuer in such investments as LC Issuer may choose in its sole discretion. All interest on such investments shall be reinvested or applied to Matured LC Obligations. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, LC Issuer shall release any remaining LC Collateral. Borrower hereby assigns and grants to LC Issuer a continuing security interest in all LC Collateral paid by it to LC Issuer, all investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, each Note, and the other Loan Documents, and Borrower agrees that such LC Collateral and investments and proceeds shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that LC Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of New York with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

         (d) Payment of LC Collateral. When Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, LC Issuer may without notice to Borrower or any other Restricted Person provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with LC Issuer, or otherwise) using any available funds of Borrower or any other Person also liable to make such payments. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and LC Issuer is hereby authorized to exercise its respective rights under each Security Document to obtain such amounts.

                        ARTICLE III - Payments to Lenders

         Section 3.1. General Procedures. Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Lender Party to whom such payment is owed, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Each such payment must be received by Agent not later than 11:00 a.m., New York, New York time, on the date such payment becomes due and payable. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and each Lender Party shall apply all such money so distributed, as follows:

         (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 6.9 or 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender Parties shall otherwise agree);

         (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

         (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

         (d) last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections
2.7 and 2.8. All distributions of amounts described in any of subsections (b),
(c), or (d) above shall be made by Agent pro rata to Agent and each Lender Party then owed Obligations described in such subsection in proportion to all amounts owed all Lender Parties which are described in such subsection; provided that if any

Lender then owes payments to Agent for the purchase of a participation under
Section 2.13(c) hereof, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to LC Issuer, or Agent, respectively, to the extent of such unpaid payments, and Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

         Section 3.2. Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling any Lender Party, then, upon demand by such Lender Party, Borrower will pay to Agent for the benefit of such Lender Party, from time to time as specified by such Lender Party, such additional amount or amounts which such Lender Party shall determine to be appropriate to compensate such Lender Party or any corporation controlling such Lender Party in light of such circumstances, to the extent that such Lender Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Lender's Loans, commitments, or the provisions concerning the issuance of Letters of Credit under this Agreement.

         Section 3.3. Increased Cost of Eurodollar Loans or Letters of Credit. If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

         (a) shall change the basis of taxation of payments to any Lender Party of any principal, interest, or other amounts attributable to any Eurodollar Loan or otherwise due under this Agreement in respect of any Eurodollar Loan or Letter of Credit (other than taxes imposed on the overall net income of such Lender Party or any lending office of such Lender Party by any jurisdiction in which such Lender Party or any such lending office is located); or

         (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Loan or Letter of Credit (excluding those for which such Lender Party is fully compensated pursuant to adjustments made in the definition of Eurodollar Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender Party; or

         (c) shall impose on any Lender Party or the interbank eurocurrency deposit market any other condition affecting any Eurodollar Loan or Letter of Credit, the result of which is to increase the cost to any Lender Party of funding or maintaining any Eurodollar Loan or of issuing any Letter of Credit or to reduce the amount of any sum receivable by any Lender Party in respect of any Eurodollar Loan or Letter of Credit by an amount deemed by such Lender Party to be material, then such Lender Party shall promptly notify Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Lender Party for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall pay such amount to Agent for the account of such Lender Party and (ii) Borrower may elect, by giving to Agent and such Lender Party not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loans into Base Rate Loans.

         Section 3.4. Availability. If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender Party to fund or maintain Eurodollar Loans, or shall materially restrict the authority of any Lender Party to purchase or take offshore deposits of dollars (i.e., "eurodollars") or to issue Letters of Credit, (b) any Lender Party determines that matching deposits appropriate to fund or maintain any Eurodollar Loan are not available to it, or (c) any Lender Party determines that the formula for calculating the Eurodollar Rate does not fairly reflect the cost to such Lender Party of making or maintaining loans based on such rate, then, upon notice by such Lender Party to Borrower and Agent, Borrower's right to elect Eurodollar Loans or to apply for Letters of Credit from such Lender Party shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Loans of such Lender Party which are then outstanding or are then the subject of any Borrowing Notice and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, Base Rate Loans of such Lender Party. Borrower agrees to indemnify each Lender Party and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration (other than taxes imposed on the overall net income of such Lender Party or any lending office of such Lender Party). Such indemnification shall be on an after tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         Section 3.5. Funding Losses. In addition to its other obligations hereunder, Borrower will indemnify each Lender Party against, and reimburse each Lender Party on demand for, any loss or expense incurred or sustained by such Lender Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender Party to fund or maintain Eurodollar Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Restricted Person, or (d) any Conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Loan into a Base Rate Loan or into a different Eurodollar Loan on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         Section 3.6. Reimbursable Taxes. Borrower covenants and agrees that:

         (a) Borrower will indemnify each Lender Party against and reimburse each Lender Party for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Eurodollar Loans or Letters of Credit (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Agent or such Lender Party or any lending office of such Lender Party by any jurisdiction in which such Lender Party or any such lending office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         (b) All payments on account of the principal of, and interest on, each Lender Party's Loans and Note, and all other amounts payable by Borrower to any Lender Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by Law to make any such deduction or withholding from any payment to any Lender Party, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Lender Party after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to such Lender Party an official receipt or other official document evidencing payment of such deduction or withholding.

         (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Eurodollar Loan, Borrower may elect, by giving to Agent and such Lender Party not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loan into a Base Rate Loan, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

         (d) Notwithstanding the foregoing provisions of this Section, Borrower shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America (other than any portion thereof attributable to a change in federal income tax Laws effected after the date hereof) from interest, fees or other amounts payable hereunder for the account of any Lender Party, other than a Lender Party (i) who is a U.S. person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with Agent (with copies provided to Borrower) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if Borrower shall so deduct or withhold any such taxes, it shall provide a statement to Agent and such Lender Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender Party may reasonably request for assisting such Lender Party to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender Party is subject to tax. As used in this section, "Prescribed Forms" means such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (x) an income tax treaty between the United States and the country of residence of the Lender party providing the forms or statements, or (y) the Internal Revenue Code, permit Borrower to make payments hereunder for the account of such Lender Party free of such deduction or withholding of income or similar taxes.

         Section 3.7. Change of Applicable Lending Office. Each Lender Party agrees that, upon the occurrence of any event giving rise to the operation of Sections 3.2 through 3.6 with respect to such Lender Party, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender Party) to designate another Applicable Lending Office, provided that such designation is made on such terms that such Lender Party and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this section shall affect or postpone any of the obligations of Borrower or the rights of any Lender Party provided in Sections 3.2 through 3.6.

         Section 3.8. Replacement of Lenders. If any Lender Party seeks reimbursement for increased costs under Sections 3.2 through 3.6, then within ninety days thereafter provided no Event of Default then exists Borrower shall have the right (unless such Lender Party withdraws its request for additional compensation) to replace such Lender Party by requiring such Lender Party to assign its Loans and Notes and its commitments hereunder to an Eligible Transferee reasonably acceptable to Agent and to Borrower, provided that: (a) all Obligations of Borrower owing to such Lender Party being replaced (including such increased costs, but excluding principal and accrued interest on the Notes being assigned) shall be paid in full to such Lender Party concurrently with such assignment, and (b) the replacement Eligible Transferee shall purchase the Note being assigned by paying to such Lender Party a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment Borrower, Agent, such Lender Party and the replacement Eligible Transferee shall otherwise comply with Section 10.5. Notwithstanding the foregoing rights of Borrower under this section, however, Borrower may not replace any Lender Party which seeks reimbursement for increased costs under
Section 3.2 through 3.6 unless Borrower is at the same time replacing all Lender Parties which are then seeking such compensation.

                        ARTICLE IV - Conditions Precedent

         Section 4.1. Conditions to Effectiveness of Agreement. Agreement shall not become effective until Agent shall have received all of the following, at Agent's office in Dallas, Texas, duly executed and delivered and in form, substance and date satisfactory to Agent:

         (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

         (b) Each Note.

         (c) Each additional Security Document listed on Schedule 2.

         (d) Certain certificates of Borrower including:

                  (i) An "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this

         Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of any bylaws of Borrower; and

                  (ii) A "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of Borrower, of even date with such Loan, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of
         Section 4.2.

         (e) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

         (f) Documents similar to those specified in subsections (d)(i) and (e) of this section with respect to each Guarantor and the execution by it of the Loan Documents to which it is a party.

         (g) A legal opinion of Glast, Phillips & Murray, counsel for Restricted Persons, containing the opinions set forth in Exhibit F.

         (h) Payment of all commitment, agency, legal and other fees required to be paid to any Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into.

         (i) The unaudited quarterly Consolidated financial statements of Parent dated as of September 30, 2001.

         Section 4.2. Conditions to Revolving Loans. No Lender has any obligation to make any Revolving Loan or issue any Letter of Credit, unless the following conditions precedent have been satisfied on the date of such Revolving Loan or the date of issuance of such Letter of Credit:

         (a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Revolving Loan or such Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder or to the extent that such representations and warranties are expressly limited to an earlier date) as if such representations and warranties had been made as of the date of such Loan or Letter of Credit.

         (b) No Default shall exist at the date of such Loan or Letter of Credit.

         (c) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could reasonably be expected to cause a Material Adverse

Change to, Borrower's Consolidated financial condition or businesses since the date of this Agreement.

         (d) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or Letter of Credit.

         (e) The making of such Revolving Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender or LC Issuer to any penalty or other onerous condition under or pursuant to any such Law.

         (f) Agent shall have received all documents and instruments which Agent has then requested, in addition to those described in Section 4.1 (including opinions of legal counsel for Restricted Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.

                   ARTICLE V - Representations and Warranties

         To confirm each Lender's understanding concerning Restricted Persons and Restricted Persons' businesses, properties and obligations and to induce each Lender to enter into this Agreement and to extend credit hereunder, Borrower and Parent each represent and warrant to each Lender that each of the following statements is true and correct in all respects.

         Section 5.1. No Default. No Restricted Person is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

         Section 5.2. Organization and Good Standing. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States, if any, wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

         Section 5.3. Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

         Section 5.4. No Conflicts or Consents. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (a) conflict with any provision of (i) any Law, (ii) the organizational documents of any Restricted Person, or (iii) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, (b) result in the acceleration of any Restricted Debt owed by any Restricted Person, or (c) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

         Section 5.5. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

         Section 5.6. Current Financial Statements. Borrower has heretofore delivered to each Lender true, correct and complete copies of the Current Financial Statements. The Current Financial Statements fairly present each of Inland Refining's and Parent's Consolidated financial position at the respective dates thereof, the results of Inland Refining's operations and Inland Refining's cash flows for the respective periods thereof, and the Consolidated results of Parent's operations and Parent's Consolidated cash flows for the respective periods the eof. Since the date of the annual Current Financial Statements no Material Adverse Change has occurred, except as reflected in the Disclosure Schedule or a Disclosure Report. All Current Financial Statements were prepared in accordance with GAAP.

         Section 5.7. Other Obligations and Restrictions. As of the date hereof, no Restricted Person has any outstanding Debt of any kind (including obligations under farm-in agreements, other obligations to make capital expenditures, contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Parent's Consolidated financial condition and not shown in the Current Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. All obligations of any Restricted Person to make capital expenditures to drill or otherwise develop any oil, gas or mineral properties are specified in a Disclosure Schedule or Disclosure Report (by well or project, describing the dollar amount of each such obligation). Except as shown in the Current Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which is materially likely to cause a Material Adverse Change.

         Section 5.8. Full Disclosure. As of the date of delivery, no certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed to each Lender in writing which is materially likely to cause a Material Adverse Change. There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to each Lender true, correct and complete copies of the Initial Engineering Report.

         Section 5.9. Litigation. Except as disclosed in the Current Financial Statements or in the Disclosure Schedule: (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Tribunal which could cause a Material Adverse Change, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person's stockholders, partners, directors or officers which could cause a Material Adverse Change.

         Section 5.10. Labor Disputes and Acts of God. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought; storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

         Section 5.11. ERISA Plans and Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Current Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (a) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (b) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

         Section 5.12. Environmental and Other Laws. As used in this section:
"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, "CERCLIS" means the Comprehensive Environmental Response, Compensation and

Liability Information System List of the Environmental Protection Agency, and "Release" has the meaning given such term in 42 U.S.C. Section 9601(22). Except as set forth in the Disclosure Schedule or a Disclosure Report:

         (a) Restricted Persons are conducting their businesses in compliance with all applicable Laws, including Environmental Laws, and have all permits, licenses and authorizations required in connection with the conduct of their businesses, except to the extent failure to have any such permit, license or authorization could not cause a Material Adverse Change. Each Restricted Person is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply could not cause a Material Adverse Change.

         (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation or review is pending or threatened by any Tribunal or any other Person with respect to (i) any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials, either by any Restricted Person or on any property owned by any Restricted Person, (ii) any material remedial action which might be needed to respond to any such alleged generation, treatment, storage, recycling, transportation, disposal, or Release, or (iii) any alleged failure by any Restricted Person to have any permit, license or authorization required in connection with the conduct of its business or with respect to any such generation, treatment, storage, recycling, transportation, disposal, or Release.

         (c) No Restricted Person otherwise has any known material contingent liability in connection with any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Materials.

         (d) No Restricted Person has handled any Hazardous Materials, other than as a generator, on any properties now or previously owned or leased by any Restricted Person to an extent that such handling has caused, or could cause, a Material Adverse Change; and

                  (i) no PCBs are or have been present at any properties now or previously owned or leased by any Restricted Person;

                  (ii) no asbestos is or has been present at any properties now or previously owned or leased by any Restricted Person;

                  (iii) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any properties now or previously owned or leased by any Restricted Person;

                  (iv) no Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any properties now or previously owned or leased by any Restricted Person;

                  (v) no Hazardous Materials have been otherwise Released at, on or under any properties now or previously owned or leased by any Restricted Person to an extent that such release has caused, or could cause, a Material Adverse Change.

         (e) No Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS, or listed on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

         (f) No Hazardous Material generated by any Restricted Person has been recycled, treated, stored, disposed of or released by any Restricted Person at any location other than those listed in Disclosure Schedule.

         (g) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of any Restricted Person (and to the best knowledge of Borrower, no such notification has been filed with respect to any Restricted Person by any other Person), and no property now or previously owned or leased by any Restricted Person is listed or proposed for listing on the National Priority list promulgated pursuant to CERCLA, in CERCLIS, or on any similar state list of sites requiring investigation or clean-up.

         (h) There are no Liens arising under or pursuant to any Environmental Laws on any of the real properties or properties owned or leases' by any Restricted Person, and no government actions have been taken or are in process which could subject any of such properties to such Liens; nor would any Restricted Person be required to place any notice or restriction relating to the presence of Hazardous Materials at any properties owned by it in any deed to such properties.

         (i) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of any Restricted Person in relation to any properties or facility now or previously owned or leased by any Restricted Person which have not been made available to Agent.

         Section 5.13. Names and Places of Business. No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out on the signature pages hereto. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business.

         Section 5.14. Subsidiaries. Neither Borrower nor Parent presently has any Subsidiary or owns any stock in any corporation or association except those listed in the Disclosure Schedule or a Disclosure Report. Neither Borrower nor any Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report. Except as otherwise revealed in a Disclosure Report, Parent owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

         Section 5.15. Licenses. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

         Section 5.16. Government Regulation. Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Restricted Debt, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         Section 5.17. Ownership of Borrower. All of the outstanding shares of capital stock of Borrower are owned and shall at all times be owned by Parent.

         Section 5.18. Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby and thereby, Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws).

         Section 5.19. Taxes. Each Restricted Person has filed all United States Federal income tax returns and all other material tax returns that are required to be filed by it and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any Restricted Person and all other penalties or charges. The charges, accruals and revenues on the books of each-Restricted Person in respect of taxes and other governmental charges are, in the opinion of Parent, adequate. No Restricted Person has not given or been requested to give a waiver of the statute of limitations relating to the payment of any federal or other taxes, except as listed in the Disclosure Schedule or a Disclosure Report.

            ARTICLE VI - Affirmative Covenants of Borrower and Parent

         To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and extend credit hereunder, Parent and Borrower each warrant, covenant and agree that until the full and final payment of the Obligations and the termination of this Agreement, unless Required Lenders have previously agreed otherwise:

         Section 6.1. Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower and Parent will cause each other Restricted Person to observe, perform and comply With every such term, covenant and condition in any Loan Document.

         Section 6.2. Books Financial Statements and Reports. Parent, acting through or on behalf of the Restricted Persons, will at all times maintain full and accurate books of account and records and a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Lender Party at Parent's expense:

         (a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated and Consolidating financial statements of Parent together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by Arthur Anderson, L.L.P., or other independent certified public accountants selected by Parent and acceptable to Required Lenders, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated and Consolidating balance sheet as of the end of such Fiscal Year and Consolidated and Consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within ninety (90) days after the end of each Fiscal Year Parent will furnish a report signed by such accountants (i) stating that they have read this Agreement, (ii) containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Sections 7.10 - 7.13, inclusive, and (iii) further stating that in making their examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

         (b) As soon as available, and in any event within fifty (50) days after the end of each Fiscal Quarter, Parent's Consolidated and Consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated and Consolidating statements of earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition, Parent will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Parent stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.10 - 7.13, inclusive, and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

         (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

         (d) By October 1 and April 1 of each year, beginning April 1, 2002, an engineering report prepared as of the preceding August 1 and February 1, respectively by Ryder Scott Company or other independent petroleum engineers chosen by Borrower and acceptable to Required Lenders, concerning the Properties. The report (1) shall separately report on Proved Producing Reserves, Proved Developed Nonproducing Reserves, Proved Undeveloped Reserves and probable reserves and separately calculate the present value of future net reserves of each such category of Proved Reserves (and the similar net present value of such probable reserves), (2) shall contain sufficient information to meet the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the Securities and Exchange Commission, (3) shall take into account Borrower's actual experiences with leasehold operating expenses and other costs in determining projected leasehold operating expenses and other costs, (4) shall identify and take into account any "over-produced" or "under-produced" status under gas balancing arrangements, and (5) shall otherwise be in form and substance satisfactory to Required Lenders. The report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those Properties treated in the report which are Eligible Mortgaged Properties from those properties treated in the report which are not Eligible Mortgaged Properties.

         (e) To the extent requested from time to time but in no event more than one time during any Fiscal Quarter, a report in detail acceptable to Required Lenders with respect to the Properties during the Fiscal Quarter immediately prior thereto:

                  (i) describing by well and field the net quantities of oil, gas, natural gas liquids, and water produced (and the quantities of water injected) during such Fiscal Quarter;

                  (ii) describing by well and field the quantities of oil, gas and natural gas liquids sold during such Fiscal Quarter out of production from the Properties and calculating the average sales prices of such oil, natural gas, and natural gas liquids;

                  (iii) specifying any leasehold operating expenses, overhead charges, gathering costs, transportation costs, and other costs with respect to the Properties of the kind chargeable as direct charges or overhead under an Onshore COPAS Accounting Procedure for Joint Operations (1984 form published by the Council of Petroleum Accountants Societies);

                  (iv) setting forth the amount of Direct Taxes on the Properties during such Fiscal Quarter and the amount of royalties paid with respect to the Properties during such Fiscal Quarter;

                  (v) describing all activities carried out during such Fiscal Quarter in furtherance of the Parent's annual business plan, all other capital expenditures during such Fiscal Quarter, and all projections of capital expenditures projected to be made on any of the Eligible Mortgaged Properties; and

                  (vi) describing all workover work and drilling during such Fiscal Quarter, including the cost and status of each well drilled or worked over during such Fiscal

         Quarter, test reports for each well tested during such Fiscal Quarter, reports on prices and volumes received for such Fiscal Quarter, reports for each well completed during such Fiscal Quarter, and accompanying authorizations for expenditures.

                  (f) As soon as available, and in any event within forty-five
         (45) days after the end of each Fiscal Quarter, a report describing aggregate volume of production and sales attributable to production during such Fiscal Quarter from the properties of Borrower and describing the related severance taxes, leasehold operating expenses and capital costs attributable thereto and incurred during such Fiscal Quarter.

                  (g) As soon as available, and in any event within thirty (30) days after the end of each Fiscal Year, Borrower shall deliver to Agent an environmental compliance certificate signed by the president or chief executive officer of Borrower in the form attached hereto as Exhibit E. Further, if requested by Agent, Borrower shall permit and cooperate with an environmental and safety review made in connection with the operations of Borrower's oil and gas properties one time during each Fiscal Year, by Pilko & Associates, Inc. or other consultants selected by Agent which review shall, if requested by Agent, be arranged and supervised by environmental legal counsel for Agent, all at Borrower's cost and expense. The consultant shall render a verbal or written report, as specified by Agent, based upon such review at Borrower's cost and expense.

                  (h) Concurrently with the annual renewal of the Borrower's insurance policies, Borrower shall, if requested by Agent in writing, cause a certificate or report to be issued by Agent's professional insurance consultants or other insurance consultants satisfactory to Agent certifying that Borrower's insurance for the next succeeding year after such renewal (or for such longer period for which such insurance is in effect) complies with the provisions of this Agreement and the Security Documents.

                  (i) By December 1 of each year, a proposed business plan for the Parent and its Consolidated Subsidiaries, including proposed budgets and plans of development of oil and gas properties, in form and detail reasonably satisfactory to Required Lenders for the next succeeding year.

         Section 6.3. Other Information and Inspections. Each Restricted Person will furnish to each Lender any information which Agent may from time to time request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Restricted Persons' businesses and operations. Each Restricted Person will permit representatives appointed by Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

         Section 6.4. Notice of Material Events and Change of Address. Borrower and Parent will promptly notify each Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

         (a) the occurrence of any Material Adverse Change,

         (b) the occurrence of any Default,

         (c) the acceleration of the maturity of any Restricted Debt owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause Material Adverse Change,

         (d) the occurrence of any Termination Event,

         (e) any claim of $50,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Restricted Person or with respect to any Restricted Person's properties, and

         (f) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change.

         Upon the occurrence of any of the foregoing Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

         Section 6.5. Maintenance of Properties. Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be conducted at all times consistent with prudent industry practices.

         Section 6.6. Maintenance of Existence and Qualifications. Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions (a) where Collateral is located and (b) where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

         Section 6.7. Payment of Taxes, etc. Each Restricted Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within 90 days past the original invoice or billing date thereof, or, if earlier, when due in accordance with its terms, pay and discharge all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Debt now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

         Section 6.8. Bonding and Insurance: The Restricted Persons will maintain all bonds and letters of credit in lieu of bonds which they are required to maintain (by law, lease terms, or consistent with prudent industry practices) in order to carry out development and production operations on, the Properties. Each Restricted Person will keep or cause to be kept adequately insured by financially sound and reputable insurers its and its Subsidiaries' vehicles and all other property in accordance with Schedule 3. Any insurance policies covering Collateral shall be endorsed (a) to provide for payment of losses to Agent, on behalf of Lenders, as their interests may appear, pursuant to a mortgage clause (without contribution) of standard form made part of the applicable policy, (b) to provide that such policies may not be canceled, reduced or adversely affected in any manner for any reason without fifteen days prior notice to Agent, (c) to provide for any other matters specified in any applicable Security Document or which Agent may reasonably require; and (d) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. (To the extent-that the Mortgages or any other Security Document contains other additional requirements for such endorsement, each Restricted Person shall also comply with such additional requirements.) Each Restricted Person shall at all times maintain adequate insurance against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability (including coverage for damage to underground resources and equipment, damage caused by blowouts or cratering, damage caused by explosion, damage to underground minerals or resources caused by saline substances, broad form property damage coverage, broad form coverage for contractually assumed liabilities and broad form coverage for acts of independent contractors), worker's compensation and automobile liability. Each Restricted Person shall at all times maintain cost of control of well insurance with respect to all wells being drilled or deepened, which shall insure against the following costs: cost of control of well; fires, blowouts, etc.; redrilling expense; and seepage and pollution expense.

         Section 6.9. Performance on Borrower's Behalf. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent may pay the same. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

         Section 6.10. Interest. Borrower hereby promises to each Lender Party to pay interest at the Default Rate applicable to Base Rate Loans on all Obligations (excluding Loans bearing interest at the Adjusted Eurodollar Rate but including Obligations to pay fees or to reimburse or indemnify any Lender) which Borrower has in this Agreement promised to pay to such Lender

Party and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

         Section 6.11. Compliance with Agreements and Law. Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto.

         Section 6.12. Environmental Matters: Environmental Reviews.

         (a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

         (b) Borrower will promptly furnish to Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice, pending or threatened against Borrower, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

         (c) Borrower will promptly furnish to Agent all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

         Section 6.13. Evidence of Compliance. Each Restricted Person will furnish to each Lender at such Restricted Person's or Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

         Section 6.14. Agreement to Deliver Security Documents. Parent and Borrower agree to have any Subsidiary formed after the date hereof execute a Guaranty for the benefit of the Lenders in form substantially similar to the Parent Guaranty. In addition, Parent and Borrower each agree to deliver and to cause each other Restricted Person to deliver, to further secure the Obligations whenever requested by Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by any Restricted Person. Furthermore, Parent and Borrower each agree to deliver and to cause each other Restricted Person to deliver whenever requested by Agent in its sole and absolute discretion, an intercompany subordination agreement in form and substance satisfactory to Agent. Borrower also agrees to deliver, whenever requested by Agent in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to Agent with respect to any Restricted Person's properties and interests designated by Agent, based upon abstract or record examinations to dates acceptable to Agent and (a) stating that such Restricted Person has good and defensible title to such properties and interests, free and clear of all Liens other than Permitted Liens, (b) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) covering such other matters as Agent may request.

         Section 6.15. Perfection and Protection of Security Interests and Liens. Borrower and Parent will from time to time deliver, and will cause each other Restricted Person from time to time to deliver, to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Restricted Persons in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         Section 6.16. Bank Accounts; Offset. To secure the repayment of the Obligations Borrower and Parent each hereby grant to each Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Lender at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower or Parent now or hereafter held or received by or in transit to any Lender from or for the account of Borrower or Parent, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower or Parent with any Lender, and (c) any other credits and claims of Borrower or Parent at any time existing against any Lender, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each Lender is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower or Parent), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

         Section 6.17. Guaranties of Parent's Subsidiaries. Each Subsidiary of Parent now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Agent, execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Parent hereunder, which guaranty shall be satisfactory to Agent in form and substance. Each. Subsidiary of Parent existing on the date hereof shall duly execute and deliver such a guaranty prior to the making of any Loan hereunder. Parent will cause each of its Subsidiaries to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

         Section 6.18. Production Proceeds. Notwithstanding that, by the terms of the various Security Documents, Restricted Persons are and will be assigning to Agent and Lenders all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Default has occurred Restricted Persons may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, Agent and Lenders may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by Restricted Persons or to receive directly from the purchasers of production all other Production Proceeds, subject to the rights of the Farmee (as such term is defined in the Farmout Agreement) with respect to proceeds of production from Earned Wells (as such term is defined in the Farmout Agreement) under the Farmout Agreement. In no case shall any failure, whether proposed or inadvertent, by Agent or Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Production Proceeds by Agent or Lenders to Restricted Persons constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Agent or Lenders to collect other Production Proceeds thereafter.

         Section 6.19. Completion of Activities. Borrower will (1) timely develop the Properties in accordance with Borrower's business plan, and (2) except to the extent regulatory approval has not yet been obtained, have each producing and injection well which is hereafter completed put. into normal operation. Borrower will make capital expenditures for the drilling and development of the Properties in accordance with Borrower's business plan.

         Section 6.20. Reviews. Borrower will meet with Agent from time to time as reasonably requested by Agent or Required Lenders, at the offices of Agent or at such other location as Agent and Borrower may agree, to review all operational activities of Borrower with respect to the Eligible Mortgaged Properties and all financial reports of the Restricted Persons since the date of the prior review. Each review shall be in scope satisfactory to Agent, but will include at a minimum, an update by Borrower on the development activities made pursuant to Borrower's business plan, any requests by Borrower that changes be made to Borrower's business plan, any cost or expense overruns or underruns, any mechanical problems incurred, and any differences in reserves or production estimates.

         Section 6.21. Hedging Contracts. Borrower shall have entered into and at all times shall maintain Hedging Contracts which comply with Section 7.3 and have the purpose and effect of fixing prices on the aggregate monthly production equal to or greater than fifty percent (50%) of Borrower's aggregate Projected Oil and Gas Production through September 30, 2003. Commencing October 1, 2003, Borrower shall enter into and at all times thereafter shall maintain Hedging Contracts relating to Projected Oil and Gas Production as agreed upon with Agent.

             ARTICLE VII - Negative Covenants of Borrower and Parent

         To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce each Lender to enter into this Agreement and extend credit hereunder, Parent and Borrower each warrant, covenant and agree that until the full and final payment of the Obligations and the termination of this Agreement, unless Required Lenders have previously agreed otherwise:

         Section 7.1. Restricted Debt. No Restricted Person will in any manner owe or be liable for Restricted Debt except:

         (a) the Obligations.

         (b) Hedging transactions permitted under Section 7.3.

         (c) any Restricted Debt assumed or incurred by any Restricted Person after the date hereof to finance all or any part of the purchase price of property acquired by such Restricted Person, provided that:

                  (i) such Restricted Debt shall be secured only by the property so acquired and the improvements thereon,

                  (ii) each Lien securing such Restricted Debt shall attach or be existing at the time of acquisition,

                  (iii) only the Restricted Person that acquired such property shall be liable on such Restricted Debt,

                  (iv) the principal amount of such Restricted Debt in respect of such. property shall not exceed the lower of the acquisition price of or market value of the property at the time of acquisition thereof by such Restricted Person,

                  (v) the aggregate outstanding principal amount of such Restricted Debt of the Restricted Persons incurred for the purchase of trucks or automobiles does not at any time exceed $250,000, and the aggregate principal amount of such Restricted Debt which is incurred for such purpose in any Fiscal Year does not exceed $100,000, and

                  (vi) the aggregate outstanding principal amount of such Restricted Debt of the Restricted Persons incurred for purposes other than the purchase of trucks or automobiles, does not at any time exceed $200,000, and the aggregate principal amount of such Restricted Debt which is incurred for such other purposes in any Fiscal Year does not exceed $50,000.

         (d) the Restricted Debt described in Section 7.1 of the Disclosure Schedule.

         (e) Debt issued pursuant to the Subordinated Debt Documents.

         (f) unsecured intercompany Debt among Parent and Borrower.

         (g) miscellaneous items of Restricted Debt not described in subsections
(a) through (f) which do not in the aggregate (taking into account all such Restricted Debt of all Restricted Persons) exceed $150,000 at any one time outstanding.

         Section 7.2. Limitation on Liens. No Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents the following ("Permitted Liens").

         (a) Liens which secure Obligations only.

         (b) Liens securing the Restricted Debt permitted by Section 7.1 (c) and Liens described in Section 7.1 of the Disclosure Schedule securing Restricted Debt permitted by Section 7.1(d).

         (c) Liens described on Schedule 5.

         (d) Excepted Liens.

         Section 7.3. Hedging Contracts. No Restricted Person will be a party to or in any manner be liable on any Hedging Contract except:

         (a) contracts entered into with the purpose and effect of fixing prices on oil or gas expected to be produced by Borrower, provided that at all times:
(i) no such contract fixes a price for a term of more than thirty six (36) months; (ii) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for any single month shall not in the aggregate exceed eighty percent (80%) at any time of Borrower's aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of Restricted Persons' businesses for such month, (iii) no such contract requires any Restricted Person to put up money, assets, letters of credit or other security against the event of its nonperformance prior to actual default by such Restricted Person in performing its obligations thereunder, and (iv) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at the time the contract is rated at least BBB- by S & P or Baa3 by Moody's. As used in this subsection, the term "Projected Oil and Gas Production" means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves, as such production is projected in the most recent report delivered pursuant to Section 6.2(d), after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of such Section 6.2(d) above and otherwise are satisfactory to Agent; and

         (b) contracts entered into by a Restricted Person with the purpose and effect of fixing interest rates on a principal amount of indebtedness of such Restricted Person that is accruing interest at a variable rate, provided that (i) the aggregate notional amount of such contracts never exceeds eighty percent (80%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract and (iii) each such contract is with a counterparty or have a guarantor of the obligation of the counterparty who (unless such counterparty is a Lender or one of its Affiliates) at. the time the contract is made is rated at least BBB- by S & P or Baa3 by Moody's.

         Section 7.4. No Mergers. No Restricted Person will merge or consolidate with or into any other business entity. No Restricted Person will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Parent or another wholly-owned Subsidiary of Parent; provided, however that Parent may issue such additional shares or other securities (other than securities constituting Debt) so long as eighty percent (80%) of the net proceeds of any such issuance are applied immediately upon receipt thereof by Parent to the prepayment of the Loans in the manner provided for under Section
2.7. No Subsidiary of Parent which is a partnership will allow any diminution of Parent's interest (direct or indirect) therein. No Restricted Person shall create or own any Subsidiary other than those listed in the Disclosure Schedule.

         Section 7.5. Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except, to the extent not otherwise forbidden under the Security Documents:

         (a) equipment which is worthless or obsolete or not used or usable which is replaced by equipment of equal suitability and value.

         (b) personal property inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms.

         (c) specific properties not subject to the Mortgages (or specific portions thereof), provided the same are abandoned and not otherwise disposed of and further provided that no well situated on the property to be abandoned, or located on any unit containing all or any part thereof, is capable (or is subject to being made capable through commercially feasible operations) of producing oil, gas or other hydrocarbons or minerals in paying quantities (with such determination of paying quantities being made taking into account the prudent operation of any unit in which such property is located).

         (d) farmouts on terms and conditions reasonably acceptable to Required Lenders.

         Neither Parent nor any of Parent's Subsidiaries will sell, transfer or otherwise dispose of capital stock of any of Parent's Subsidiaries except that any Subsidiary of Parent may sell or issue its own capital stock to the extent not otherwise prohibited hereunder. No Restricted Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

         Section 7.6. Limitation on Dividends and Redemptions. No Restricted Person will make any Distribution in respect of any class of its capital stock or any partnership or other interest in it, nor will any Restricted Person directly or indirectly make any Distribution in respect of any shares of the capital stock of or partnership interests in any Restricted Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Restricted Person. Borrower shall not issue any capital stock other than common stock.

         Section 7.7. Limitation on Investments. No Restricted Person will make any Investment other than (a) Permitted Investments, (b) Investments in oil and gas properties, (c) Investments of Parent in Borrower from time to time, (d) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, (e) Hedging Obligations permitted under Section 7.3, and (f) endorsements of negotiable instruments in the ordinary course of business.

         Section 7.8. Transactions with Affiliates. No Restricted Person will engage in any material transaction with any of its Affiliates other than (i) for customary director compensation paid to such Affiliates, (ii) for issuances of equity to Affiliates for fair value, provided that such issuances are permitted by Section 7.6, (iii) transactions between Borrower or any Guarantor and any Affiliate, the terms of which are no less favorable than those which would have been obtainable at the time in arm's-length dealings with Persons other than an Affiliate, and (iv) the Farmout Agreement.

         Section 7.9. Certain Contracts Amendments Multiemployer ERISA Plans. Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to: (i) make Distributions to Borrower, (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, or (iv) to transfer any of its assets to Borrower. No Restricted Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Restricted Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of any Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

         Section 7.10. Current Ratio. The ratio of Parent's Consolidated Current Assets to Parent's Consolidated Current Liabilities will never be less than 1.0 to 1.0. For purposes of this Section 7.10, Consolidated Current Assets and Consolidated Current Liabilities shall be determined in accordance with GAAP, except that (a) Consolidated Current Assets and Consolidated Current Liabilities will be calculated without including any amounts resulting from the application of FASB Statement 133, (b) Consolidated Current Liabilities will be calculated without including any amounts relating to the Subordinated Debt, and (c) the unused portion of the commitment under this Agreement shall be treated as a Consolidated Current Asset.

         Section 7.11. Tangible Net Worth. Parent's Consolidated Tangible Net Worth will never be less than the sum of (a) $70,000,000, plus (b) fifty percent (50%) of Consolidated Net Income reported for each Fiscal Quarter of Parent in which Consolidated Net Income is a positive amount commencing with the fiscal quarter beginning March 31, 2001, plus (c) seventy-five percent (75%) of each increase in Consolidated Tangible Net Worth from the issuance of equity beginning after the date of this Agreement.

         Section 7.12. EBITDA. At the end of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2001, the ratio of (i) Parent's EBITDA to (ii) required cash interest payments on Parent's Consolidated Debt, for the four-Fiscal Quarter period ending with such Fiscal Quarter will not be less than
(a) 2.50 to 1.0 for the Fiscal Quarter ending on September 30, 2001, and (b) 3.0 to 1.0 for any Fiscal Quarter thereafter.

         Section 7.13. Debt to EBITDA Ratio. At the end of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2001, the ratio of (i) Parent's Consolidated Senior Debt to (ii) Parent's EBITDA, for the four-Fiscal Quarter period ending with such Fiscal Quarter will be equal to or less than (a)
4.1 to 1.00 for the Fiscal Quarters ending September 30, 2001, and December 31, 2001, and (b) 3.75 to 1.00 for any Fiscal Quarter ending thereafter.

         Section 7.14. Farmout Transactions. Parent (i) shall not amend or modify the Farmout Agreement and (ii) will give prompt notice to Agent of any breach by any Restricted Person or by Farmee (as such term is defined in the Farmout Agreement) under the Farmout Agreement.

                  ARTICLE VIII - Events of Default and Remedies

         Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

         (a) Any Restricted Person fails to pay the principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, and such failure is not remedied in full within one (1) Business Day thereafter;

         (b) Any Restricted Person fails to pay any Obligation (other than the Obligations in Section (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within one (1) Business Day after the same becomes due in the case of interest or fifteen (15) days thereafter in the case of any other Obligation;

         (c) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

         (d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

         (e) Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Agent to Borrower;

         (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Agent;

         (g) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Parent and its Subsidiaries on a Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

         (h) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Restricted Debt in excess of $100,000 (other than the Obligations and Debt described in Section 6.7 which is not required to be paid so long as the Restricted Person is in good faith contesting the validity thereof by appropriate proceedings), or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Restricted Debt is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

         (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

         (j) Any Restricted Person:

                  (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

                  (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                  (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                  (iv) suffers the entry against it of a final judgment for the payment of money in excess of $100,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                  (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside; or

         (k) Any Change of Control occurs; or

         (l) Parent or Borrower shall default in their obligations under the Subordination Agreement dated as of August 2, 2001 with the Agent and the Subordinated Lenders as defined therein.

         Section 8.2. Acceleration. Upon the occurrence of an Event of Default described in subsection (j)(i), (j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender and any obligation of LC Issuer to issue Letters of Credit hereunder to make any further Loans shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Required Lenders, Agent shall), without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder and any obligation of LC Issuer to issue Letters of Credit hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time RATIFIES or approves this Agreement.

         Section 8.3. Remedies. If any Default shall occur and be continuing, each Lender Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

                               ARTICLE IX - Agent

         Section 9.1. Appointment and Authority. Each Lender Party hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to the other Lender Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to Constitute Agent a trustee or other fiduciary for any Lender Party or any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lender Parties in so acting or refraining from acting) upon the instructions of Required Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any other Lender to Agent of any Default or Event of Default, Agent shall promptly notify each other Lender thereof.

         Section 9.2. Exculpation, Agent's Reliance, Etc. Neither Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, including their negligence of any kind, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Lender and shall not be responsible to any other Lender Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty. to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Restricted Person or to inspect the property (including the books and records) of any Restricted Person; (e) shall not be responsible to any other Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each Restricted Person or Lender Party in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

         Section 9.3. Credit Decisions. Each Lender Party acknowledges that it has, independently and without reliance upon any other Lender Party, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender Party also acknowledges that it will, independently and without reliance upon any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

         Section 9.4. Indemnification. Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT, provided only that no Lender shall be obligated under this section to indemnify Agent for that portion, if any, of any liabilities and costs which is proximately caused by Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's Percentage Share.-of any costs and expenses to be paid to Agent by Borrower under Section 10.4(a) to the extent that Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Agent" shall refer not only to the w Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

         Section 9.5. Rights as Lender. In its capacity as a Lender, Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any Restricted Person or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

         Section 9.6. Sharing of Set-Offs and Other Payments. Each Lender Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Lender Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Lender Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lender Parties share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Lender Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to Tribunal order to be paid on account of the possession of such funds prior to such recovery.

         Section 9.7. Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lender Parties any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lender Parties about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lender Parties, Agent shall invest such funds pending distribution; all interest on any such Investment shall be distributed upon the distribution of such Investment and in the same proportion and to the same Persons as such Investment. All moneys received by Agent for distribution to Lender Parties (other than to the Person who is Agent in its separate capacity as a Lender Party) shall be held by Agent pending such distribution solely as Agent for such Lender Parties, and Agent shall have no equitable title to any portion thereof.

         Section 9.8. Benefit of Article IX. The provisions of this Article (other than the following Section 9.9) are intended solely for the benefit of Lender Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Lender. Lender Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.

         Section 9.9. Resignation. Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation, Required Lenders shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted. such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                            ARTICLE X - Miscellaneous

         Section 10.1. Waivers and Amendments; Acknowledgements.

         (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Lender in exercising any right, power or remedy which such Lender Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Lender Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent, by such party, and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Required Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.9). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.3(f)), (2) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Note, (3) postpone any date fixed for any payment of any such fees, principal or interest, (4) amend the definition herein of "Required Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan. Documents, (5) release Borrower from its obligation to pay such Lender's Note or any Guarantor from its guaranty of such payment.

         (b) Acknowledgements and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof,
(iii) there are no representations, warranties, covenants, undertakings or agreements by any Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender has any fiduciary obligation toward Borrower with respect. to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Lender, (vii) Agent is not Borrower's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist, each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Lender, or any representative thereof, and no such representation or covenant has been made, that any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Lenders have relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

         (c) Representation by Lenders. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents.

         (d) JOINT ACKNOWLEDGMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 10.2. Survival of Agreements; Cumulative Nature. All of Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Lender Party and all of Lender Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Lender Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender Parties in the Loan Documents, are cumulative, and, except for expressly specified. waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Lender Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 10.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to the other Lender Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy or telex, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted Persons at the address of Borrower specified on the signature pages hereto and to each Lender Party at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of telecopy or telex, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Agent.

         Section 10.4. Payment of Expenses; Indemnity.

         (a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Agent (including attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto,
(2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Lender Party (including attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this Section) or the defense of any Lender Party's exercise of its rights thereunder. In addition to the foregoing, until and all Obligations have been paid in full, Borrower will also pay or reimburse Agent for all reasonable. out-of-pocket costs and expenses of Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Agent, including travel and miscellaneous expenses and fees and expenses of Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

         (b) Indemnity. Borrower and Parent each agree to indemnify each Lender Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Lender Party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Restricted Person or any liabilities or duties of any Restricted Person or any Lender with respect to Hazardous Materials found in or released into the environment).

         THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY LENDER PARTY, provided only that no Lender Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Lender, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Lender Party" shall refer not only to each Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

         Section 10.5. Joint and Several Liability; Parties in Interest; Assignments.

         (a) All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Required Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received w li - substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Lender Parties, such purchaser shall not be entitled to any rights of any

Lender under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

         (b) No Lender shall sell any participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person other than an Eligible. Transferee, and then only if the agreement between such Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Restricted Person under Sections 3.2 through 3.6 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and (iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under subsection (a) of Section 10.1. No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Agent and Borrower.

         (c) Except for sales of participations under the immediately preceding subsection (b), no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents, except for assignments to an Eligible Transferee, and then only if such assignment is made in accordance with the following requirements:

                  (i) Each such assignment shall apply to all Obligations owing to the. assignor Lender hereunder and to the unused portion of the assignor Lender's commitments, so that after such assignment is made the assignor Lender shall have a fixed (and not a varying) Percentage Share in its Loans and Note and be committed to make that Percentage Share of all future Loans, the assignee shall have a fixed Percentage Share in such Loans and Note and be committed to make that Percentage Share of all future Loans, and the Percentage Share of the Borrowing Base of both the assignor and the assignee shall equal or exceed $5,000,000.

                  (ii) The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the "Register" (as defined below in this section), an Assignment and Assumption in the form of Exhibit G, appropriately completed, together with the Note subject to such assignment and a processing fee payable to Agent of $2,500. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Assumption, then (i) Borrower shall issue new Notes to such assignor and assignee upon return of the old Notes to Borrower, and (ii) as of the "Settlement Date" specified in such Assignment and Assumption the assignee thereunder shall be a party hereto and a Lender hereunder and Agent shall thereupon deliver to Borrower and each Lender a schedule showing the revised Percentage Shares


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


         of such assignor Lender and such assignee Lender and the Percentage Shares of all other Lenders.

                  (iii) Each assignee Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue
         Code) for Federal income tax purposes, shall (to the extent it has not already done so) provide Agent and Borrower. with the "Prescribed Forms" referred to in Section 3.6(d).

         (d) Nothing contained in this section shall prevent or prohibit any Lender from assigning for pledging all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

         (e) By executing and delivering an Assignment and Assumption, each assignee Lender thereunder will be confirming to and agreeing with Borrower, Agents and each other Lender Party hereunder that such assignee understands and agrees to the terms hereof, including Article IX hereof.

         (f) Agent shall maintain a copy of each Assignment and Assumption and a register for the recordation of the names and addresses of Lenders and the Percentage Shares of, and principal amount of the Loans owing to, each Lender from time to time (in this section called the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Lender Party may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes. The Register shall be available for inspection by Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

         Section 10.6. Confidentiality. Each Lender Party agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by any Restricted Person, provided, however, that this restriction shall not apply to information which (a) has at the time in question entered the public domain, (b) is required to be disclosed by Law (whether valid or invalid) of any Tribunal, (c) is disclosed to any Lender Party's Affiliates, auditors, attorneys, or agents (provided such Persons are obligated to hold such information in confidence on the terms provided in this section), (d) is furnished to any other Lender Party or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document (provided each such purchaser or prospective purchaser first agrees to hold such information in confidence on the terms provided in this section), or (e) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default.

         Section 10.7. Governing Law; Submission to Process. Except to the extent that the Law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the Laws of the State of New York and shall be construed and enforced in accordance with and governed by the Laws of the State of New York and the Laws of the United States of America, without regard to principles of conflicts of law. Borrower and Parent Each hereby agree that any legal action or proceeding against Borrower or Parent with respect to this Agreement, the Notes or any of the Loan Documents may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York as Lender Parties may elect, and, by execution and delivery hereof, Each of Borrower and Parent accepts and consents for itself and in respect to its property, generally and unconditionally, the jurisdiction of the aforesaid courts, and further agrees to a transfer of any such proceeding to a federal court sitting in the State of New York to the extent that it has subject matter jurisdiction, and otherwise to a state court in New York, New York, and agrees that such jurisdiction shall be exclusive, unless waived by Lenders in writing, with respect to any action or proceeding brought by it against Lender. Parties and any questions relating to usury. Each of parent and Borrower agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to the Loan Documents and waives any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens. In furtherance of the foregoing, Each of Parent and Borrower hereby irrevocably designates and appoints CT Corporation System, 1633 Broadway, New York, New York, as Agent of Borrower and Parent to receive service of all process brought against Borrower or Parent with respect to any such proceeding in any such court in New York, such service being hereby acknowledged by Borrower and Parent to be effective and binding service in every respect. Copies of any such process so served shall also, if permitted by Law, be sent by registered mail to Borrower at its address set forth below, but the failure of Borrower to receive such copies shall not affect in any way the service of such process as aforesaid. Borrower shall furnish to Lender Parties a consent of CT Corporation System agreeing to act hereunder prior to the effective date of this agreement. Nothing herein shall affect the right of Lender Parties to serve process in any other manner permitted by Law or shall limit the right of Lender Parties to bring proceedings against Borrower or Parent in the courts of any other jurisdiction. If for any reason CT Corporation System shall resign or otherwise cease to act as Borrower's or Parent's agent, Borrower and Parent hereby irrevocably agree to (a) immediately designate and appoint a new agent acceptable to Agent to serve in such capacity and, in such event, such new agent shall be deemed to be substituted for CT Corporation System for all purposes hereof and (b) promptly deliver to Lenders the written consent (in form and substance satisfactory to Agent) of such new agent agreeing to serve in such capacity.

         Section 10.8. Limitation on Interest. Lender Parties, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully contracted for, charged, or received under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender Parties expressly disavow any intention to contract for, charge, or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect-moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to _ . be Charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender Parties and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully contract for, charge,- or receive the maximum amount of interest permitted under applicable Law. As used in this section the term "applicable Law" means the Laws of the State of New York or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

         Section 10.9. Termination: Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Sections 3.2 through 3.6, and any obligations which any Person may have to indemnify or compensate any Lender Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

         Section 10.10. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

         Section 10.11. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         Section 10.12. Waiver of Jury Trial, Punitive Damages, etc. To the extent permitted by Law, Lender Parties, Parent and Borrower hereby knowingly, voluntarily, and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or directly or indirectly arising out of, under, or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of such Persons, Parent or Borrower. This provision is a material inducement for Lender Parties' entering into this Agreement and the other Loan Documents. Parent, Borrower and each Lender Party hereby further w (a) irrevocably waives, to the maximum extent not prohibited by Law, any right it may have to claim or recover in any such litigation any "Special Damages", as defined below, (b) certifies that no party hereto nor any representative or agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (c) acknowledges that it has been induced to enter into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this section. As used in this section, "Special Damages" includes all special, consequential, exemplary, or punitive damages (regardless of how named), but does not include any payments or funds which any party hereto has expressly promised to pay or deliver to any other party hereto.

         Section 10.13. Amendment and Restatement. As of the Effective Date, this Agreement amends and restates in its entirety the Existing Credit Agreement. Borrower and Parent hereby represent and warrant that as of the Effective Date all conditions under Section 4.1 of this Agreement have been met. Borrower and Parent hereby agree that (i) the Loans outstanding under the Existing Credit Agreement and all accrued and unpaid interest thereon, (ii) all Letters of Credit issued and outstanding under the Existing Credit Agreement, and (iii) all accrued and unpaid fees under the Existing Credit Agreement shall be deemed to be outstanding under and payable by this Agreement. The Percentage Shares and Commitments of the Lenders under this Agreement are the same as under the Existing Credit Agreement as of the date hereof.

         Section 10.14. Release. As further consideration and to induce Agent and each Lender to enter into this Agreement, each of Borrower and Parent hereby compromises, releases and discharges each Lender, Agent, and their respective directors, members, managers, officers, shareholders, agents, employees, representatives, attorneys, and their respective heirs, legal representatives, successors and assigns (collectively, the "Lending Parties") from any and all claims, demands, causes of action, remedies, suits, judgments, damages, expenses and liabilities (collectively, "Claims") of any nature whatsoever, whether now know, suspected or claimed, whether arising under common law, in equity, or under statute, which Borrower or Parent has against the Lending Parties which may have arisen at any time on or prior to the Effective Date in connection with, arising out of or related to the Loans, the Existing Credit Agreement, and all instruments, documents, and agreements executed in connection therewith, or the enforcement or attempted enforcement by Lending Parties of any of their rights, remedies, or recourse related thereto.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                INLAND PRODUCTION COMPANY
                                Borrower


                                By:
                                   ---------------------------------------------
                                Bill I. Pennington
                                Chief Financial Officer

                                Address:
                                410 17th Street, Suite 700
                                Denver, Colorado 80202
                                Attention:
                                          --------------------

                                Telephone:
                                (303) 893-0102
                                Telecopy:  (303 893-0103

                                INLAND RESOURCES INC.
                                Parent


                                By
                                  ----------------------------------------------
                                Bill I. Pennington
                                Chief Financial Officer

                                Address:
                                410 17th Street, Suite 700
                                Denver, Colorado 80202
                                Attention:
                                          --------------------


                                Telephone:
                                (303) 893-0102
                                Telecopy:  (303 893-0103

                                FORTIS CAPITAL CORP.
                                As Agent and Lender

                                By:
                                   ---------------------------------------------
                                Name:
                                       -----------------------------------------
                                Title:
                                       -----------------------------------------

                                By:
                                   ---------------------------------------------
                                Name:
                                      ------------------------------------------
                                Title:
                                      ------------------------------------------

                               Address for notices, Domestic Lending Office, and Eurodollar Lending Office:

                               100 Crescent Court, Suite 1777
                               Dallas, Texas 75201
                               Attention for Notices:  Darrell Holley
                               Attention for Funding Requests:  Yolanda Dittmar
                               Telephone:  (214) 754-0009
                               Telecopy:   (214)  754-5982

                               OTHER LENDERS

                               U. S. BANK NATIONAL ASSOCIATION

                               By:
                                   ---------------------------------------------
                               Monte E. Deckerd
                               Vice President

                               Address for notices, Domestic Lending Office, and Eurodollar Lending Office:
                               918 Seventeenth Street
                               Denver, Colorado 80202
                               Attention:  Monte Deckerd
                               Telephone:  (303) 585-4212
                               Telecopy:   (303) 585-4352

                                                                      SCHEDULE 1

                               DISCLOSURE SCHEDULE

To supplement the following sections of the Agreement of which this Schedule is a part, Parent and Borrower hereby make the following disclosures:

1. Section 5.6 Current Financial Statements

2. Section 5.7 Other Obligations and Restrictions

3. Section 5.9 Litigation

4. Section 5.10 Labor Disputes and Acts of God

5. Section 5.11 ERISA Plans and Liabilities

6. Section 5.12 Environmental and Other Laws

7. Section 5.13 Names and Places of Business

8. Section 5.14 Subsidiaries

9. Section 7.1 Restricted Debt

                                                                      SCHEDULE 2

                          ADDITIONAL SECURITY DOCUMENTS


1.    Amended and Restated Security Agreement by Borrower of even date herewith

2.    Amended and Restated Guaranty by Parent of even date herewith

3.    Amended and Restated Pledge Agreement by Parent of even date herewith

                                   SCHEDULE 3

                               INSURANCE SCHEDULE

                                                                      SCHEDULE 4

                                 LENDER SCHEDULE


Lender                                               Percentage Share                        Note Amount
------                                               ----------------                        -----------
Fortis Capital Corp.                                 68.2656116%                             $57,001,785.71
100 Crescent Court, Suite 1777
Dallas, Texas 75201

U.S. Bank National Association                       31.7343884%                             $26,498,214.29
950 Seventeenth Street, Suite 300
Denver, Colorado 80202

                                                                      SCHEDULE 5

                                      LIENS

                             as of November 30, 2001

               Restricted Person                        Lien Amount
                                                        Remaining
                                                        ---------

                        GRAND TOTAL                   $
                                                      ============

                                                                       EXHIBIT A

                                 PROMISSORY NOTE



$ __________                   NEW YORK, NEW YORK                         [DATE]

         FOR VALUE RECEIVED, the undersigned, Inland Production Company, a Texas corporation (herein called "Borrower"), hereby promises to pay to the order of ____________________________ (herein called "Lender"), the principal sum of
___________________________________ Dollars ($ ____________), or, if greater or less, the aggregate unpaid principal amount of the Loans made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent under the Credit Agreement, ____________________________or at such other place in New York as from time to time may be designated by the holder of this Note.

         This Note (a) is issued and delivered under that certain Third Amended and Restated Credit Agreement of even date herewith among Borrower, Inland Resources Inc., Fortis Capital Corp., as Agent, and the Lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein,
(b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

         Payments of the principal of this Note shall be due and payable as set forth in the Credit Agreement. The entire principal balance of this Note, together with all interest accrued hereon, shall be due and payable in full on June 30, 2007.

         So long as no Event of Default has occurred and is continuing, all Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Adjusted Base Rate in effect on such day. If an Event of Default has occurred and is continuing, all Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Loans to but not including such-interest Payment Date. So long as no Event of Default has occurred and is continuing, each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Adjusted Eurodollar Rate in effect on such day. If an Event of Default has occurred and is continuing, all Eurodollar Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Interest Payment Date. All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the applicable Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing subsection (a) or by reference to the Highest Lawful Rate in the definitions of Adjusted Base Rate collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

         Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

         This Note is in renewal and extension, but not in extinguishment or novation, of that certain promissory note dated as of September 15, 1999, made by Borrower payable to the order of Lender in the original principal amount of $__________________________________.

         This Note and the rights and duties of the parties hereto shall be governed by the Laws of the State of New York, (without regard to principles of conflicts of law), except to the extent the same are governed in effect on such day. If an Event of Default has occurred and is continuing, all Eurodollar Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the applicable Default Rate in effect on such day. On each Interest Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Interest Payment Date. All past due principal of and past due interest on the Loans shall bear interest on each day outstanding at the applicable Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing subsection (a) or by reference to the Highest Lawful Rate in the definitions of Adjusted Base Rate, Adjusted Eurodollar Rate, and Default
Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

         Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable Law, may be contracted for, charged, or received on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

         If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

         Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

         This Note and the rights and duties of the parties hereto shall be governed by the Laws of the State of New York, (without regard to principles of conflicts of law), except to the extent the same are governed by applicable federal Law.

                                     INLAND PRODUCTION COMPANY


                                     -------------------------------------------
                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                BORROWING NOTICE

         Reference is made to that certain Second Amended and Restated Credit Agreement dated as of November ___, 2001 (as from time to time amended, the "Agreement"), by and among Inland Production Company, as Borrower, Inland Resources Inc., Fortis Capital Corp., as Agent, and certain financial institutions, as Lenders. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         Borrower hereby requests a Borrowing of new Loans to be advanced pursuant to Section 2.2 of the Agreement as follows:

                                Aggregate amount of Borrowing: $
                                                                ----------------

                                     Type of Loans in Borrowing:
                                                                ----------------

                         Date on which Loans are to be advanced:
                                                                ----------------

          Length of Interest Period for Eurodollar
                                     Loans (1, 2, 3, or 6 months):        months
                                                                  --------

         Borrower hereby represents, warrants, acknowledges, and agrees to and with each Lender that:

                  (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

                  (b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement and except for representations and warranties that are expressly limited to an earlier date), with the same effect as though such representations and warranties had been made on and as of the date hereof.

                  (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1 (a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Loans requested hereby. Borrower will use the Loans hereby requested in compliance with Section 2.5 of the Agreement.

                  (d) Except to the extent waived in writing as provided in
         Section 10.1 (a) of the Agreement, Borrower has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Loans contained in the Agreement remains satisfied.

                 (e) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

        The officer of Borrower signing this instrument hereby certifies in his capacity as an officer of Borrower and in the name and on behalf of Borrower, that to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

        IN WITNESS WHEREOF, this instrument is executed as of ________ , 200___.

                                     INLAND PRODUCTION COMPANY


                                     -------------------------------------------
                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                                                       EXHIBIT C

                         CONTINUATION/CONVERSION NOTICE

         Reference is made to that certain Second Amended and Restated Credit Agreement dated as of November ___, 2001 (as from time to time amended, the "Agreement"), by and among Inland Production Company, as Borrower, Inland Resources Inc., Fortis Capital Corp., as Agent, and certain financial institutions, as Lenders. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.


         Borrower hereby requests a conversion or continuation of existing Loans into a new Borrowing pursuant to Section 2.4 of the Agreement as follows:

                  Existing Borrowing(s) to be continued or converted:

                  $             of Eurodollar Loans with Interest Period ending
                   -------------

                  $             of Base Rate Loans
                   -------------

                                Aggregate amount of Borrowing: $
                                                                ----------------

                                     Type of Loans in Borrowing:
                                                                ----------------

                         Date on which Loans are to be advanced:
                                                                ----------------

          Length of Interest Period for Eurodollar
                                     Loans (1, 2, 3, or 6 months):        months
                                                                  --------

         Borrower hereby represents, warrants, acknowledges, and agrees to and with each Lender that:

                  (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

                  (b) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1 (a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Loans requested hereby.

                  (c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section
         10.1 (a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

        The officer of Borrower signing this instrument hereby certifies in his capacity as an officer of Borrower and in the name and on behalf of Borrower, that to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

        IN WITNESS WHEREOF, this instrument is executed as of ________ , 200__.

                                     INLAND PRODUCTION COMPANY


                                     -------------------------------------------
                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                                                       EXHIBIT D

                            CERTIFICATE ACCOMPANYING
                              FINANCIAL STATEMENTS

         Reference is made to that certain Second Amended and Restated Credit Agreement dated as of November ___, 2001 (as from time to time amended, the "Agreement"), by and among Inland Production Company ("Borrower"), Inland Resources Inc., Fortis Capital Corp., as Agent, and certain financial institutions ("Lenders"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         This Certificate is furnished pursuant to Section 6.2(b) of the Agreement. Together ***herewith Borrower is furnishing to Agent and each Lender Parent's "[audited/unaudited]

financial statements (the "Financial Statements") as at (the "Reporting Date"). Borrower hereby represents, warrants, and acknowledges to Agent and each Lender that:

                  (a) the officer of Parent signing this instrument is the duly elected, qualified and acting of Parent and as such is Parent's chief financial officer;

                  (b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

                  (c) attached hereto is a schedule of calculations showing Parent's compliance as of the Reporting Date with the requirements of Sections 7.11 and 7.12 of the Agreement *[and Parent's non-compliance as of such date with the requirements of Section(s) of the Agreement];

                  (d) on the Reporting Date Parent and Borrower were, and on the date hereof Parent and Borrower are, in full compliance with the disclosure requirements of Section 6.4 of Annex C of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s) of the Agreement, which *[is/are] more fully described on a schedule attached hereto].

                  (e) *[Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of Borrower and Parent set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement and except for representations and warranties that are expressly limited to an earlier date), with the same effect as though such representations and warranties had been made on and as of the date hereof.

        The officer of Parent signing this instrument hereby certifies in his capacity as an officer of Borrower and in the name and on behalf of Borrower, that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Parent and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

        IN WITNESS WHEREOF, this instrument is executed as of ________ , 2001

                                     INLAND RESOURCES INC.


                                     -------------------------------------------
                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                                                       EXHIBIT E

                      ENVIRONMENTAL COMPLIANCE CERTIFICATE

          Reference is made to that certain Second Amended and Restated Credit Agreement dated as of November __, 2001 (as from time to time amended, the "Agreement"), by and among Inland Production Company ("Borrower"), Inland Resources Inc., Fortis Capital Corp., as Agent, and certain financial institutions. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. The undersigned, being the *[President/Chief Executive Officer] of Borrower, hereby certifies to Agent and Lenders as follows:

                  1. For the Fiscal Year ending immediately prior to the date hereof, Borrower has complied and is complying with Section 6.12 of the Credit Agreement *[except as set forth in Schedule I attached hereto];

                  2. To the best knowledge of the undersigned after due inquiry, Borrower is on the date hereof in compliance with all applicable Environmental Laws, noncompliance with which could cause a Material Adverse Change;

                  3. Borrower has taken (and continues to take) steps to minimize the generation of potentially harmful effluents;

                  4. Borrower has established an ongoing program of conducting an internal audit of each operating facility of Borrower to identify actual or potential environmental liabilities which could cause a Material Adverse Change; and

                  5. Borrower has established an ongoing program of training its employees in issues of environmental, health and safety compliance, and Borrower presently has one or more individuals in charge of implementing such training program.

          The officer of Borrower signing this instrument hereby certifies in his capacity as an officer of Borrower and in the name and on behalf of Borrower, that to the best of his knowledge after due inquiry and consultation with the operating officers of Borrower, the above representations, warranties, acknowledgements, and agreements of Borrower are true, correct and complete.

          IN WITNESS WHEREOF, this instrument is executed as of ________, 200_

                                     INLAND PRODUCTION COMPANY


                                     -------------------------------------------
                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                                                       EXHIBIT F

                                  LEGAL OPINION
                                  for Borrower

         1. Borrower is duly incorporated and validly existing as a corporation under the laws of the State of Texas, with full corporate power and authority under such laws to (i) own, administer, maintain, occupy and operate its business as currently conducted; (ii) execute and deliver the Loan Documents to which it is a party; and (iii) perform its obligations under, and carry out and consummate all other transactions to be consummated by it as described in each of the Loan Documents to which it is a party. Borrower has complied with all provisions of Texas and federal applicable law in all matters relating to the loan transactions contemplated by the Loan Documents which are required to be complied with as of the date hereof.

         2. The Loan Documents to which Borrower is a party have been duly authorized, executed and delivered by Borrower, and, assuming the due authorization, execution and delivery of such instruments by the other parties thereto, the Loan Documents to which Borrower is a party constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

         3. Borrower's execution and delivery of the Loan Documents to which it is a party, and the authorization, execution and delivery by Borrower of any other agreements, certificates, and documents described in the Loan Documents, did not at the time of the authorization, execution, delivery and distribution, conflict with or constitute a default under, any provisions of the certificate of incorporation or by-laws of Borrower or any existing constitution, laws, court or administrative rule or regulations, or, to the best of our knowledge, any decree, order or judgment to which Borrower is currently subject.


Same Legal Opinion for Guarantor

                                                                       EXHIBIT G

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                                    Date: _____________, 2001

         Reference is made to that certain Second Amended and Restated Credit Agreement dated as of November ___, 2001 (as from time to time amended, the "Agreement"), by and among by and among Inland Production Company, as Borrower, Inland Resources Inc., Fortis Capital Corp., as Agent, and certain financial institutions, as Lenders, which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

                            ("Assignor") and                      ("Assignee")
hereby
agree as follows:

         1. Assignor hereby sells and assigns to Assignee without recourse and without representation or warranty (other than as expressly provided herein), and Assignee hereby purchases and assumes from Assignor, that interest in and to all of Assignor's rights and duties under the Agreement as of the date hereof which represents the percentage interest specified in Item 3 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations of all Lenders under the Agreement, including, without limitation, all rights and obligations with respect to the Assigned Share in Assignor's Loans and Note. After giving effect to such sale and assignment, Assignee's Percentage Share (and Assignor's remaining Percentage Share) will be as set forth in Item 3 of Annex I hereto.

         2. Assignor: (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement, the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any other Restricted Person or the performance or observance by any of them of any of their respective obligations under the Agreement, the other Loan Documents, or any other instrument or document furnished pursuant thereto.

         3. Assignee: (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements most recently delivered thereunder and such other Loan Documents and other documents and information as it has deemed appropriate to make its own analysis of Borrower and the transactions contemplated by the Agreement and its own independent decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) confirms that it is a an Eligible Transferee under the Agreement; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Agreement and the other Loan Documents as are specifically delegated to them, together with all other powers reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender (including the obligation to make future Loans). [; and (vi) attaches the "Prescribed Forms" described in Section 3.6(d) of the Agreement.]

         4. Following the execution of this Assignment and Assumption Agreement by Assignor and Assignee, an executed original hereof (together with all attachments) will be delivered to Agent. The effective date of this Assignment and Assumption Agreement (the "Settlement Date") shall be the date specified in
Item 4 of Annex I hereto; provided that this Assignment and Assumption Agreement shall not be deemed to have taken effect unless (i) the consent hereto of Agent and Borrower has been obtained (to the extent required in the Agreement), (ii) Agent has received a fully executed original hereof, and (iii) Agent has received the processing fee referred to in Section 10.5(c)(ii) of the Agreement.

         5. Upon the satisfaction of the foregoing conditions, then as of the Settlement Date: (i) Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its duties under the Agreement and the other Loan Documents.

         6. All interest, fees and other amounts that would otherwise accrue pursuant to the Agreement and Assignor's Note for the account of Assignor from and after the Settlement Date shall, instead accrue for the account of, and be payable to, Assignor and Assignee, as the case may be, in accordance with their respective interests as reflected in Item 3 to Annex I hereto. All payments of principal that would otherwise be payable from and after the Settlement Date to or for the account of Assignor pursuant to the Agreement and Assignor's Note shall, instead, be payable to or for the account of Assignor and Assignee, as the case may be, in accordance with their respective interests as reflected in
Item 3 to Annex I hereto. On the Settlement Date, Assignee shall pay to Assignor an amount specified by Assignor in writing which represents the portion of Assignor's Loans which is being assigned and which is outstanding on the Settlement Date, net of any closing costs. Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

         7. Each of the parties to this Assignment and Assumption Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Assumption Agreement.

         8. This Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.

                                     [NAME OF ASSIGNOR] as Assignor

                                     By:
                                        ----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                     [NAME OF ASSIGNEE]

                                     By:
                                        ----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

CONSENTED TO AND ACKNOWLEDGED:

FORTIS CAPITAL CORP., As Agent


By:
   --------------------------------------
   Name:
        ---------------------------------
   Title:
         --------------------------------

                  ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                     ANNEX I

1.       Borrower: Inland Production Company

2.       Date of Assignment Agreement:
                                      ------------------------------------------

3.       Amounts (as of date of item #2 above):

                                                          Assignor                 Assignee
                                                          (as Revised)             New
                                                          ------------             ------------
         a. Percentage Share*
                                                          ------------             ------------
         b. Percentage Share of
         Borrowing Base:                                  $                        $
                                                          ------------             ------------

4.       Settlement Date:
                           --------------------------

5.       Notices:

         ASSIGNEE:

         --------------------------------------------

         --------------------------------------------

         --------------------------------------------


         Attention:
                     --------------------------------
         Telephone:
                   ----------------------------------
         Telecopy:
                    ---------------------------------

6        Wiring Instructions:
         Address:
                  -----------------------------------

         --------------------------------------------

         --------------------------------------------

         --------------------------------------------

*Percentage taken to 12 decimal places.